Exhibit 10.12
                                 Execution Copy

                           LOAN AND SECURITY AGREEMENT

                                  by and among

                   CONGRESS FINANCIAL CORPORATION (SOUTHWEST)

                                    as Lender

                                       and

                           TITANIUM METALS CORPORATION
                       TITANIUM HEARTH TECHNOLOGIES, INC.

                                  as Borrowers

                            Dated: February 25, 2000

30228-10

                                      (iv)

3-20-00 10:40 AM



                                                  TABLE OF CONTENTS

                                                                                                               Page


SECTION 1.   DEFINITIONS..........................................................................................1

SECTION 2.   CREDIT FACILITIES...................................................................................28
         2.1      Loans..........................................................................................28
         2.2      Letter of Credit Accommodations................................................................29
         2.3      Joint and Several Liability....................................................................32

SECTION 3.   INTEREST AND FEES...................................................................................33
         3.1      Interest.......................................................................................33
         3.2      Closing Fee....................................................................................35
         3.3      Syndication Fee................................................................................35
         3.4      Servicing Fee..................................................................................35
         3.5      Unused Line Fee................................................................................35
         3.6      Changes in Laws and Increased Costs of Loans...................................................36

SECTION 4.   CONDITIONS PRECEDENT................................................................................37

         4.1      Conditions Precedent to Initial Loans and Letter of Credit

                  Accommodations.................................................................................37
         4.2      Conditions Precedent to All Loans and Letter of Credit
                  Accommodations.................................................................................39

SECTION 5.   GRANT OF SECURITY INTEREST..........................................................................40

SECTION 6.   COLLECTION AND ADMINISTRATION.......................................................................42
         6.1      Borrowers' Loan Accounts.......................................................................42
         6.2      Statements.....................................................................................42
         6.3      Collection of Accounts.........................................................................43
         6.4      Payments.......................................................................................44
         6.5      Taxes..........................................................................................45
         6.6      Authorization to Make Loans....................................................................46
         6.7      Use of Proceeds................................................................................46
         6.8      Regulation U...................................................................................47

         6.9      Appointment of Agent for Requesting Loans and Receipts of

                  Loans and Statements...........................................................................48




SECTION  7.   COLLATERAL REPORTING AND COVENANTS.................................................................48
         7.1      Collateral Reporting...........................................................................48
         7.2      Accounts Covenants.............................................................................49
         7.3      Inventory Covenants............................................................................51
         7.4      Equipment and Real Property Covenants..........................................................52
         7.5      Power of Attorney..............................................................................53
         7.6      Right to Cure..................................................................................53
         7.7      Access to Premises.............................................................................54

SECTION 8.   REPRESENTATIONS AND WARRANTIES......................................................................54
         8.1      Corporate Existence, Power and Authority; Subsidiaries.........................................54
         8.2      Financial Statements; No Material Adverse Change...............................................55
         8.3      Chief Executive Office; Collateral Locations...................................................55
         8.4      Priority of Liens; Title to Properties.........................................................55
         8.5      Tax Returns....................................................................................56
         8.6      Litigation.....................................................................................56
         8.7      Compliance with Other Agreements and Applicable Laws...........................................56
         8.8      Environmental Compliance.......................................................................56
         8.9      Employee Benefits..............................................................................57
         8.10     Bank Accounts..................................................................................58
         8.11     Intellectual Property..........................................................................58
         8.12     Capitalization.................................................................................58
         8.13     Labor Disputes.................................................................................59
         8.14     Corporate Name; Prior Transactions.............................................................59
         8.15     Restrictions on Restricted Subsidiaries........................................................59
         8.16     Material Contracts.............................................................................60
         8.17     Treco Property; BMI Property...................................................................60
         8.18     Interrelated Businesses........................................................................60
         8.19     Accuracy and Completeness of Information.......................................................61
         8.20     Survival of Warranties; Cumulative.............................................................61

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS..................................................................61
         9.1      Maintenance of Existence.......................................................................61
         9.2      New Collateral Locations.......................................................................62
         9.3      Compliance with Laws, Regulations, Etc.........................................................62
         9.4      Payment of Taxes and Claims....................................................................63
         9.5      Insurance......................................................................................63
         9.6      Financial Statements and Other Information.....................................................64
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc........................................66
         9.8      Encumbrances...................................................................................72
         9.9      Indebtedness...................................................................................73
         9.10     Loans and Investments, Etc.....................................................................79
         9.11     Dividends and Redemptions......................................................................84
         9.12     Transactions with Affiliates...................................................................85
         9.13     Additional Bank Accounts.......................................................................86
         9.14     Compliance with ERISA..........................................................................86
         9.15     End of Fiscal Years; Fiscal Quarters...........................................................86
         9.16     Change in Business.............................................................................87
         9.17     Limitation of Restrictions Affecting Restricted Subsidiaries...................................87
         9.18     Adjusted Net Worth.............................................................................88
         9.19     After Acquired Real Property...................................................................88
         9.20     Costs and Expenses.............................................................................88
         9.21     Further Assurances.............................................................................89

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES.....................................................................89
         10.1     Events of Default..............................................................................89
         10.2     Remedies.......................................................................................91

SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS...................................AND CONSENTS; GOVERNING LAW
         93
         11.1     Governing Law; Choice of Forum; Service of Process;

                  Jury Trial Waiver..............................................................................93
         11.2     Waiver of Notices..............................................................................94
         11.3     Amendments and Waivers.........................................................................94
         11.4     Waiver of Counterclaims........................................................................94
         11.5     Indemnification................................................................................95

SECTION 12.   TERM OF AGREEMENT; MISCELLANEOUS...................................................................95
         12.1     Term...........................................................................................95
         12.2     Interpretative Provisions......................................................................98
         12.3     Notices........................................................................................99
         12.4     Partial Invalidity.............................................................................99
         12.5     Successors.....................................................................................99
         12.6     Confidentiality...............................................................................100
         12.7     Participant=s Security Interest...............................................................100
         12.8     Partial Releases of Collateral by Lender for Permitted Sales or

                  Other Disposition.............................................................................101
         12.9     Entire Agreement..............................................................................101
         12.10    Nonapplicability of Chapter 346; Selection of Optional Interest
                  Rate Ceilings.................................................................................101
         12.11    DTPA Waiver...................................................................................102
         12.12    Oral Agreements Ineffective...................................................................102




                                                      INDEX TO

                                               EXHIBITS AND SCHEDULES


                  Exhibit A                 Information Certificate

                  Exhibit B                 Compliance Certificate

                  Exhibit C                 Initial Availability Status Report

                  Exhibit D                 Form of Subordination Agreement

                  Schedule 1.7              BMI Property

                  Schedule 1.40             Existing Letters of Credit

                  Schedule 1.99             Treco Property

                  Schedule 8.4              Existing Liens

                  Schedule 8.8              Environmental Matters

                  Schedule 8.9              ERISA Matters

                  Schedule 8.10             Bank Accounts

                  Schedule 8.11             Intellectual Property

                  Schedule 8.13             Labor Matters

                  Schedule 8.16             Material Contracts

                  Schedule 9.5              Insurance Coverages

                  Schedule 9.9              Existing Indebtedness

                  Schedule 9.10             Existing Loans, Advances and Guarantees

                  Schedule 9.12             Existing Intercompany Agreements


                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement dated February 25, 2000 is entered into by and among Congress Financial Corporation (Southwest), a Texas corporation ("Lender"), Titanium Metals Corporation, a Delaware corporation ("Timet") and Titanium Hearth Technologies, Inc., a Delaware corporation ("THT", and together with Timet, each individually a "Borrower" and collectively, "Borrowers").

                              W I T N E S S E T H:
         WHEREAS, Borrowers have requested that Lender enter into financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   DEFINITIONSSECTION 1.   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean, as to each Borrower, all present and future rights of such Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance.

         1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.


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3-20-00 10:40 AM

         1.3 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to (a) the difference between: (i) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out or average cost basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables and obsolescence) and (ii) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals), minus (b) the amount of the BUCS. For purposes of Section 9.18 hereof, the calculation of Adjusted Net Worth for any period (commencing after the date hereof) shall exclude: (i) all extraordinary non-cash charges and one-time non-cash charges of Timet and its Subsidiaries in each case arising after the date hereof for the applicable period, (ii) the amount equal to: (A) the sum of: (1) the depreciation expense of Timet and its Subsidiaries after the date hereof for such period plus (2) the amortization of goodwill of Timet and its Subsidiaries after the date hereof for such period minus (B) Capital Expenditures paid by Timet and its Subsidiaries after the date hereof during such period, and (iii) non-cash dividends accrued but unpaid in respect of the BUCS after the date hereof which have reduced Consolidated Net Income of Timet and its Subsidiaries for the applicable period.

         1.4 "Affiliate" shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person; (b) which beneficially owns or holds ten (10%) percent or more of any class of the Voting Stock or other equity interest of such specified person; or
(c) of which ten (10%) percent or more of the Voting Stock or other equity interest is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

         1.5 "Applicable Margin" shall mean, at any time, as to the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below if either the Quarterly Average Excess Availability for the immediately preceding fiscal quarter is in the amount indicated for such percentage or the Fixed Charge Coverage Ratio as of the last day of the immediately preceding fiscal quarter (which ratio for this purpose shall be calculated based on the four (4) immediately preceding fiscal quarters) is at the level indicated for such percentage:



                                         FIXED CHARGE           APPLICABLE PRIME        Applicable Euro-

       EXCESS AVAILABILITY            COVERAGE RATIO            RATE MARGIN             DOLLAR RATE MARGIN


      (a)   $75,000,000 or             1.75 or more to 1                 1/2%                      2%
              more

      (b)   $25,000,000 to             1.25 to 1.75 to 1                 3/4%                  2 1/4%
              $75,000,000

      (c)   Less than                  Less than 1.25 to 1                 1%                  2 1/2%
              $25,000,000

PROVIDED, THAT, (i) the Applicable Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter ending June 30, 2000) and (ii) the Applicable Margin shall be the lower percentage set forth above based on the Quarterly Average Excess Availability or the Fixed Charge Coverage Ratio.

         1.6   "Blocked Accounts" shall have the meaning set forth in Section
               6.3 hereof.

         1.7 "BMI Property" shall mean the three contiguous parcels of Real Property owned by Timet adjacent to and to the east of Pabco Road, northeast of Borrower=s main plant described on Schedule 1.7 hereto located in Henderson, Nevada (sometimes referred to as the "Pabco/Warm Springs") and subject to the Agreement for Reconveyance of Pabco/Warm Springs, dated June 30, 1999, by and among Timet, Basic Environmental Company LLC and Basic Remediation Company LLC, as in effect on the date hereof.

         1.8 ABorrowers@ shall mean, collectively, the following (and their respective successors and assigns): (a) Titanium Metals Corporation, a Delaware corporation, and (b) Titanium Hearth Technologies, Inc., a Delaware corporation; sometimes being referred to herein individually as a "Borrower".

         1.9 "Borrowing Base" shall mean, at any time, as to Borrowers, the amount equal to:

               (a) eighty-five (85%) percent of the Net Amount of Eligible Accounts of Borrowers; plus

               (b) the lesser of: (i) fifty-five (55%) percent of the Value of Eligible Inventory of Borrowers OR (II) THE INVENTORY LOAN LIMIT; PLUS

               (C) THE EQUIPMENT AVAILABILITY OF BORROWERS (AS THEN IN EFFECT), LESS

               (d)   any Reserves.

For purposes only of applying the Inventory Loan Limit, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit. As of the date hereof, the Borrowing Base has been calculated as set forth on Exhibit C hereto. Nothing contained in Exhibit C hereto shall be construed to limit or otherwise affect any of the rights of Lender hereunder with respect to the establishment of Reserves, the criteria for Eligible Accounts, Eligible Inventory, Eligible Equipment or otherwise in accordance with the terms hereof. The amounts set forth on Exhibit C are subject to adjustment in accordance with the terms hereof.

         1.10 ABUCS@ shall mean, collectively, the convertible preferred securities designated the 6 5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities issued by the Trust, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.11 "BUCS Guarantee" shall mean the Convertible Preferred Securities Guarantee Agreement, dated as of November 20, 1996, by Timet in favor of the holders of the BUCS with respect to any distribution or redemptions required to be made pursuant to the BUCS, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.12 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, the State of Texas or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.13 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

         1.14 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests, membership interests or equivalent interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.15 "Cash Equivalents" shall mean, at any time, (a) any evidence of indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States OF AMERICA OR ANY AGENCY OR INSTRUMENTALITY THEREOF; PROVIDED, THAT, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $200,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except any Subsidiary or Affiliate of a Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase and reverse repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause
(a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $200,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or LESS FROM THE DATE OF ACQUISITION; PROVIDED, THAT, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
(e) above; and (g) funds maintained by such Person in demand deposit accounts at any national or state bank or trust company.

         1.16 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of a Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act, other than the transfer by THT to Timet of all or substantially all of the assets of THT, including any such transfer pursuant to a merger or consolidation permitted hereunder); (b) the liquidation or dissolution of a Borrower or the adoption of a plan by the stockholders of such Borrower relating to the dissolution or liquidation of such Borrower other than
(i) the adoption of a plan by Timet as the sole stockholder of THT relating to the liquidation or dissolution of THT and transfer of its assets and liabilities to Timet to the extent permitted hereunder, and (ii) the liquidation or dissolution of THT and transfer of its assets and liabilities to Timet to the extent permitted hereunder; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of thirty (30%) percent or more of the voting power of the total outstanding Voting Stock of Timet and such Person or group shall beneficially own more of the total voting power of the total outstanding Voting Stock of Timet than is beneficially owned directly or indirectly, in the aggregate, by Permitted Holders; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Timet (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of Timet, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Timet then still in office; or (e) the failure of Timet to own one hundred (100%) percent of the voting power of the total outstanding Voting Stock of THT (other than as the result of the merger or consolidation of THT with and into Timet to the extent permitted hereunder or as the result of the liquidation or dissolution of THT to the extent permitted hereunder).

        1.17 "Code" shall mean the Internal Revenue Code of 1986, together with all rules, regulations and interpretations thereunder or related thereto, as amended from time to time.

        1.18  "Collateral" shall have the meaning set forth in Section 5 hereof.

        1.19 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to a Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, duly authorized, executed and delivered by such lessor, consignee or other person.

         1.20 "Consolidated Net Income"shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or non-recurring gains) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and, without duplication, after deducting the PROVISION FOR TAXES FOR SUCH PERIOD, ALL AS DETERMINED IN ACCORDANCE WITH GAAP; PROVIDED, THAT, (a) the net income of any Person that is not a consolidated Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a consolidated Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries or that Person's assets are acquired by such Person or by its consolidated Subsidiaries shall be excluded; (c) the net income (if positive) of any consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such consolidated Subsidiary to such Person or to any other consolidated Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such consolidated Subsidiary shall be excluded; and (d) the effect of any change in accounting principles adopted by such person or its Subsidiaries after the date hereof shall be excluded. For the purposes of this definition, (i) net income excludes any gain together with any related Provision for Taxes for such gain realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person, and (ii) the term "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

         1.21 "Customary Permitted Liens" shall mean as to any Person:

               (a) liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that provision for the payment of all such taxes has been made on the books of such Person to the extent required by GAAP;

               (b) mechanics', processor's, materialmen's, carriers', warehousemen's, repairmen's, landlord's and similar liens (other than liens securing the payment of taxes) arising by operation of law and arising in the ordinary course of business and securing obligations of such Person that are not overdue or are being contested in good faith by appropriate proceedings diligently pursued in each case prior to the commencement of foreclosure or similar proceedings (or if such foreclosure or other proceeding has been commenced, then so long as any foreclosure or similar actions are effectively stayed), provided that in each case provision for the payment of the obligations secured by such liens has been made on the books of such Person to the extent required by GAAP;

               (c)  pledges  and  deposits  of cash in the  ordinary  course  of business of such Person consistent with the current practices of such Person as of the date hereof arising in connection with worker's compensation, unemployment, insurance, old age pensions and social security benefits, provided that provisions for the payment of the obligations secured by such liens has been made on the books of such Person to the extent required by GAAP;

               (d) (i) pledges and deposits of cash made in the ordinary course of business to secure the performance of bids, tenders, statutory or obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property which, in either case, constitutes Indebtedness) in each case consistent with the current practices of such Person and (ii) pledges and deposits of cash by such Person securing surety, INDEMNITY, PERFORMANCE, APPEAL AND RELEASE BONDS, PROVIDED, THAT (A) full provision for the payment of all such obligations has been made on the books of such Person to the extent required by GAAP and (B) in connection with any bonds issued by a surety or other person pursuant to which such surety or other person may, in the good faith determination of Lender, have any basis for any claim or right to any Collateral in the event such surety or other person is required to fulfill its obligations pursuant to such bonds (whether pursuant to equitable rights of subrogation, contract or otherwise) or otherwise may have any claim or right to any Collateral, then the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral, in form and substance satisfactory to Lender;

               (e)   Permitted Real Property Encumbrances;

               (f) attachment, judgment, levy, distraint or other similar liens that do not constitute an EVENT OF DEFAULT ARISING IN CONNECTION WITH COURT OR ARBITRATION PROCEEDINGS PROVIDED, THAT, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such attachment, judgment, levy, distraint or other similar lien is in effect or in the case of any of the foregoing, a stay is obtained within five (5) Business Days so long as in the case of any properties or assets of any Borrower or Obligor, at all times during such five (5) Business Day period, such Borrower or Obligor continues to have possession and control of all assets or properties which might be subject to any of the foregoing and no notice of such attachment, judgment, levy, distraint or other similar lien has been delivered to any third party in possession or control of any assets or properties of any Borrower or Obligor, and no action has been taken by any Governmental Authority in connection with such attachment, judgment, levy, distraint or other similar lien to take possession, or deprive any Borrower or Obligor of possession or control, of any assets or property, and (iv) such attachment, judgment, levy, distraint or other similar lien does not apply to the Blocked Accounts;

               (g) customary rights of set off, revocation or refund under deposit agreements or under the UCC of banks or other financial institutions where a Borrower maintains deposits in the ordinary course of business permitted by this Agreement and similar rights of sellers under Article 2 of the UCC, except to the extent such banks or other financial institutions may have agreed to waive or limit any of such rights either pursuant to arrangements in connection with the Blocked Accounts or otherwise.

         1.22 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period determined in accordance with GAAP, PLUS (b) depreciation, amortization and other non-cash charges (including, but not limited to, amortization of discount and amortization of deferred financing fees and closing costs, imputed interest and deferred compensation) for such period (to the extent deducted in the computation of Consolidated Net Income of such PERSON), ALL IN ACCORDANCE WITH GAAP, PLUS (c) Interest Expense for such period (to the extent deducted in the COMPUTATION OF CONSOLIDATED NET INCOME OF SUCH PERSON), PLUS (d) dividends in respect of the BUCS for such period (to the extent deducted in the computation of Consolidated Net Income of such Person) plus (e) charges for Federal, State, local and foreign income taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person).

         1.23 "Eligible Accounts" shall mean Accounts created by a Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

               (A) SUCH ACCOUNTS ARISE FROM THE ACTUAL AND BONA FIDE sale and delivery of goods by such Borrower (except as to bill and hold goods to the extent provided for in clause (f) of this definition) or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto to the extent required in order for the account debtors or other persons obligated on or in respect of such Accounts to be absolutely and unconditionally obligated to make payment thereon in the good faith determination of Lender and as is otherwise required so as not to otherwise adversely affect the validity, enforceability or collectability of the obligations of such account debtor or other persons obligated on or in respect of such Accounts;

               (b) such Accounts are not unpaid more than sixty (60) days after the original due date thereof, but in any event one hundred twenty (120) days after the date of the original invoice for them;

               (c) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

               (d) such Accounts do not arise from sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent (other than pursuant to the quality review in the ordinary course of business by such account debtor of the products sold by such Borrower to it giving rise to such Accounts);

               (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or subject to clause (i) of this definition, the United Kingdom, Japan, Canada, France, Germany or Israel or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America, the United Kingdom, Japan, Canada, France, Germany or Israel, then if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

               (f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except (i) bill and hold sales to The Boeing Company pursuant to the Purchase and Sale Agreement, dated November 5, 1997, between Timet and The Boeing Company as in effect on the date hereof (a true, correct and complete copy of which has been provided by Borrowers to Lender prior to the date hereof) and no default exists under such arrangements which would affect the obligation of The Boeing Company to make payment in respect of such Accounts, in the good faith determination of Lender, or otherwise adversely affect the validity, enforceability or collectability of all or any portion of the Accounts arising from such sales and (ii) as to other bill and hold sales, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor (other than pursuant to the quality review in the ordinary course of business by such account debtor of the products sold by such Borrower to it giving rise to such Accounts) to take the goods related thereto and pay such invoice;

               (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

               (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

               (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender (and as to Accounts owing by account debtors with chief executive offices other than in the United States of America or Canada, at any time promptly upon Lender's request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests and liens of Lender (or to provide Lender with rights equivalent thereto) in those Accounts of such account debtors in accordance with the applicable laws of the jurisdiction in which such account debtor's chief executive office is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable laws of such jurisdictions, including (i) in the case of Accounts owing by account debtors in France, compliance with Law no 81.1 of 2 January 1981 and other applicable laws in a manner satisfactory to Lender so that Lender has such rights with respect thereto as Lender requires, (ii) in the case of Accounts owing by account debtors in Germany, providing for such Accounts to be subject to a security assignment in favor of Lender in form and substance satisfactory to Lender and enforceable under German law, (iii) in the case of Accounts owing by account debtors in Japan, the filing of a claim assignment registration and compliance with The Law prescribing Exceptions, etc. to The Civil Code Requirements for Setting Up Against a Third Party to an Assignment of Claims, and (iv) in the case of Accounts owing by account debtors in the United Kingdom and Israel, providing for such Accounts to be subject to a first ranking fixed and floating charge in favor of Lender pursuant to a debenture) and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

               (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of such Borrower, except if the account debtor is ValTimet;

               (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

               (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which could reasonably be expected to result in any material adverse change in any such account debtor's financial condition;

               (m) such Accounts of a single account debtor or its Affiliates (other than The Boeing Company, Wyman-Gordon Company, Rolls-Royce plc or United Technologies (and including for this purpose its Subsidiaries referred to below) do not constitute more than fifteen (15%) percent of all otherwise Eligible Accounts, or in the case of each of Wyman-Gordon Company, Rolls-Royce plc or United Technologies Corporation acting through its Pratt & Whitney Division (and including for this purpose the following Subsidiaries of United Technologies
Corporation: Sikorsky Aircraft, Inc., Blades Technology Ltd., Carmel Forge Ltd., Precision Components International, Inc., Hamilton Sundstrand Corporation and Pratt & Whitney Canada, Inc.), in each case, such Accounts of each such Person do not constitute more than twenty-five (25%) percent of all otherwise Eligible Accounts, or in the case of The Boeing Company, such Accounts of The Boeing Company, together with such Accounts of any Recognized Boeing Subcontractor under the Purchase and Sale Agreement, dated as of November 5, 1997, between The Boeing Company and Timet where the Account arises under such Purchase and Sale Agreement, do not constitute more than thirty-five (35%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

               (n) such Accounts are not owed by an account debtor who has Accounts unpaid more sixty (60) days after the original due date for them (but in any event more than one hundred twenty (120) days after the original invoice date for them) which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

               (o) such Accounts are not evidenced by instruments or chattel paper;

               (p) such Accounts are owed by account debtors whose total indebtedness to such Borrower does not exceed the credit limit with respect to such account debtors as determined by such Borrower from time to time and as is reasonably acceptable to Lender (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

               (q) such Accounts are owed by account debtors deemed creditworthy at all times by such Borrower consistent with its current practice and who are reasonably acceptable to Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from such Borrower, which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Lender. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.24 "Eligible Equipment" shall mean, as to Borrowers, manufacturing Equipment owned by a Borrower as of the date hereof and included in the appraisal of the Equipment by Norman Levy & Associates received by Lender on or before the date hereof and which is addressed to Lender and upon which Lender is expressly permitted to rely, which is in good order, repair, running and marketable condition, located at such Borrower's premises and acceptable to Lender in all respects. In general, Eligible Equipment shall not include, unless otherwise approved by Lender: (a) Equipment at premises other than those owned or leased and controlled by such Borrower, except as to premises that are leased by such Borrower, only if Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner or operator of such premises in form and substance SATISFACTORY TO LENDER, EXCEPT THAT notwithstanding that Lender shall not have received such an agreement for a particular leased location, Lender may consider Equipment at such leased location which would otherwise be Eligible Equipment to be Eligible Equipment and in such event, Lender may establish such Reserves as Lender may determine in respect of amounts at any time payable by such Borrower to the owner or lessor of such location, without limiting any other rights of Lender under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise; (b) Equipment subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (c) Equipment which is not located in the continental United States of America; (d) Equipment which is not subject to the first priority, valid and perfected security interest of Lender; (e) worn-out, obsolete, damaged or defective Equipment or Equipment not used or usable in the ordinary course of such Borrower's business as presently conducted; (f) computer hardware; (g) tooling or (h) Equipment not used for the manufacturing of Inventory in the ordinary course of the business of such Borrower. Any Equipment which is not Eligible Equipment shall nevertheless be part of the Collateral.

         1.25 "Eligible Inventory" shall mean, as to Borrowers, Inventory of a Borrower consisting of semi-finished and finished goods held for resale in the ordinary course of the business of such Borrower and raw materials for such semi-finished and finished goods, in each case which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include:

               (a) work-in-process (other than Inventory which is in a form that is generally saleable and semi-finished goods);

               (b) components which are not part of semi-finished or finished goods;

               (c)   spares;

               (d)   packaging and shipping materials;

               (e) supplies used or consumed in such Borrower's business;

               (F) INVENTORY AT PREMISES OTHER THAN THOSE OWNED AND CONTROLLED BY SUCH BORROWER, EXCEPT any Inventory which would otherwise be deemed Eligible Inventory at locations in the United States of America or Canada which are not owned and operated by such Borrower may nevertheless be considered Eligible
Inventory: (i) as to locations which are leased by such Borrower if Lender shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, EXCEPT THAT notwithstanding that Lender shall not have received such an agreement for a particular leased location, Lender may consider Inventory at such leased location which would otherwise be Eligible Inventory to be Eligible Inventory and in such event, Lender may at any time establish such Reserves as Lender may determine in respect of amounts at any time payable by such Borrower to the owner or lessor of such location, without limiting any other rights and remedies of Lender under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise and (ii) as to premises of third parties (including sales agents, consignees and processors), Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and operator of such premises (except that notwithstanding that Lender shall not have received such an agreement as to a particular third party location, Lender may consider Inventory at such location which would otherwise be Eligible Inventory to be Eligible Inventory and in such event, Lender may at any time establish such Reserves as Lender may determine in respect of amounts at any time payable by such Borrower to such third party, without limiting any other rights or remedies of Lender under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise), and in addition, if required by Lender, as to premises of third parties where assets of a Borrower are located: (A) the owner and operator executes appropriate UCC-1 financing statements in favor of such Borrower, which are duly assigned to Lender and (B) any secured lender to the owner and operator is properly notified of the first priority lien on such Inventory of Lender;

               (g) Inventory located outside the continental United States of America or Canada;

               (h) Inventory subject to a security interest, hypothec or lien in favor of any person other than Lender, except those permitted in this Agreement;

               (i)   bill and hold goods;

               (j)   unserviceable, obsolete or slow moving Inventory;

               (k) Inventory which is not subject to the first priority, valid and perfected security interest of Lender as to Inventory in the United States of America and the first priority, valid and perfected security interest, lien and first ranking hypothec as to Inventory in Canada;

               (l)   damaged and/or defective Inventory; and

               (m) Inventory purchased or sold on consignment.

General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from such Borrower, which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Lender. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.26 "Environmental Laws" shall mean all applicable foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between a Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface, land, plant, and animal life or any other natural resource), or to human health, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.27 "Equipment" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in CONNECTION THEREWITH, AND SUBSTITUTIONS AND REPLACEMENTS THEREOF, WHEREVER LOCATED, PROVIDED, THAT, the term Equipment shall not include motor vehicles.

         1.28 "EQUIPMENT AVAILABILITY" SHALL MEAN, AS TO BORROWERS, THE AMOUNT EQUAL TO $30,890,000, PROVIDED, THAT, commencing on March 1, 2000, such amount shall be reduced effective as of the first day of each month by an amount equal to $429,028.

         1.29 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

         1.30 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.31 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower or any of its ERISA Affiliates is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which a Borrower or any of its ERISA Affiliates could otherwise be liable for amounts in excess of $250,000; (f) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate in any termination other than a standard termination, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (i) the imposition of any liability under Title IV of ERISA in excess of $250,000 (other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate); and (j) any other event or condition with respect to a Plan or Multiemployer Plan or any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of a Borrower in excess of $250,000.

         1.32 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan to a Borrower, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by such Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by such Borrower.

         1.33 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.34 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.35 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, EQUAL TO: (A) THE LESSER OF: (I) THE BORROWING BASE AND (II) THE MAXIMUM CREDIT, MINUS (b the sum of: (i) the amount of all then outstanding and unpaid Obligations plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers which are more than sixty (60) days past due as of such time (unless the trade payable or other obligation is being contested in good faith), including the amount of checks issued by Borrowers to pay trade payables and other obligations which are more than sixty (60) days past due as of such time, but not yet sent. So long as Lender is only receiving reports with respect to sales made, credits issued and cash received pursuant to Section 7.1(a)(i) every two (2) weeks, reports with respect to Inventory pursuant to Section 7.1(a)(ii) every month and agings of the accounts payable pursuant to Section 7.1(a)(ii) every month, the Borrowing Base used for determining Excess Availability at any time shall be calculated based on the sales made, credits issued and cash received as of the end of each such immediately preceding two (2) week period and Inventory as of the end of the immediately preceding month and the outstanding and unpaid trade payables which are more than sixty (60) days past due for purposes of determining Excess Availability at any time shall be based on such agings of accounts payable as of the end of the immediately preceding month. If Lender does not receive any of the reports or agings referred to above, the Borrowing Base used for determining Excess Availability shall be calculated in such other manner as Lender may determine, without limiting any other rights or remedies of Lender.

         1.36 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

         1.37 "Exchange Rate" shall mean the prevailing spot rate of exchange of such bank as Lender may select for the purpose of conversion of one currency to another, at or around 11 a.m. Dallas, Texas time, on the date on which such any conversion of currency is to be made under this Agreement.

         1.38 "Existing Credit Agreement" shall mean the Credit Agreement, dated as of July 30, 1997, by and among Timet, Bankers Trust Company, as Administrative Agent, First Union National Bank and Fleet Capital Corporation, as Co-Agents and the other Existing Lenders, as amended prior to the date hereof.

         1.39 AExisting Lenders@ shall mean, collectively, (a) the financial institutions parties to the Existing Credit Agreement as lenders, (b) Bankers Trust Company, as Administrative Agent pursuant to the Existing Credit Agreement, (c) First Union National Bank, as Co-Agent pursuant to the Existing Credit Agreement and (d) Fleet Capital Corporation, as Co-Agent pursuant to the Existing Credit Agreement.

         1.40 AExisting Letter of Credit@ shall mean the letter of credit issued for the account of Timet by Bankers Trust Company listed on Schedule 1.40 hereto.

         1.41 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement.

         1.42 "Fixed Charge Coverage Ratio" for any period shall mean the ratio of (a) EBITDA of Timet and its SUBSIDIARIES FOR SUCH PERIOD TO (B) FIXED CHARGES OF TIMET AND ITS SUBSIDIARIES FOR SUCH PERIOD, PROVIDED, THAT, any dividends paid by the Trust in respect of the BUCS shall be excluded from the calculation of the Fixed Charge Coverage Ratio for purposes of Section 1.5 hereof to the extent included as a Fixed Charge so long as the Trust shall have the right under the terms of the BUCS at any time and from time to time to defer the payment of any such dividends, at its option, without restriction (other than due notice), for successive periods of up to not less than twenty (20) consecutive quarters for each such period.

         1.43  "Fixed  Charges"  for any period  shall mean the sum of,  without
duplication,   (a)  all   Consolidated   Interest   Expense,   (b)  all  Capital
Expenditures, (c) all scheduled (as determined at the beginning of the respective period) mandatory principal payments of Indebtedness (including principal payments with respect to all Capital Leases) made by a Borrower or its Subsidiaries during such period. The foregoing shall not be construed to include mandatory principal payments on Indebtedness arising pursuant to revolving loans and advances.

         1.44 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, if any change in generally accepted accounting principles after the date hereof affects the calculation of compliance with the financial covenant in Section
9.18 hereof, Timet may by notice to Lender, or Lender may, by notice to Timet, require that such covenant thereafter be calculated in accordance with generally accepted accounting principles as in effect and applied by Timet immediately before such change in generally accepted accounting principles occurred. If such notice is given by Timet (or if such notice is given by Lender then only upon Lender's request), the financial statements delivered pursuant to Section 9.6 hereof after such change occurs shall be accompanied by a calculation of such covenant made in accordance with generally accepted accounting principles as in effect from time to time after such change occurs.

         1.45 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         1.46 AGuarantors@ shall mean, collectively, each of the following (and their respective successors and assigns): (a) TIMET Millbury Corporation, an Oregon corporation; (b) TIMET Castings Corporation, a Delaware corporation; (c) on and after March 31, 2000, TMCA International, Inc., a Delaware corporation (unless Lender has received such evidence as Lender may require that such person has been liquidated and dissolved to the extent permitted hereunder prior to such date); and (d) TIMET Finance Management Company, a Delaware corporation; sometimes being referred to herein individually as a "Guarantor".

         1.47 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.48 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent (without duplication), (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except (i) any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than one hundred twenty (120) days, unless the trade payable is being contested in good faith or (ii any such balance that constitutes an accrued liability in respect of the purchase price of any property or services); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person which are redeemable or subject to mandatory repurchase at the option of the holder; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

         1.49 "Information Certificate" shall mean the Information Certificate of Borrowers constituting Exhibit A hereto containing material information with respect to each Borrower, its business and assets provided by or on behalf of Borrowers to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.50 "Intellectual Property@ shall mean, as to each Borrower, such Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

         1.51 "Interest Expense" shall mean, for any period, as to any Person and its Subsidiaries, as determined in accordance with GAAP, the total interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including the interest component of Capital Leases for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments, but excluding (a) amortization of discount and amortization of deferred financing fees and closing costs, (b) interest paid in property other than cash and (c) any other interest expense not payable in cash.

         1.52 "Interest Period" shall mean for any Eurodollar Rate Loan to a Borrower, a period of approximately one (1), two (2), three (3) or six (6) months duration as such Borrower may elect, the exact duration to be DETERMINED IN ACCORDANCE WITH THE CUSTOMARY PRACTICE IN THE APPLICABLE EURODOLLAR RATE MARKET; PROVIDED, THAT, (a) Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement and (b) in no event shall the aggregate amount of all Eurodollar Rate Loans requested with six (6) months duration (regardless of the amount of time remaining for such Eurodollar Rate Loans) outstanding at any one time exceed $20,000,000, except as Lender may otherwise agree.

         1.53  "Interest Rate" shall mean,

               (a    Subject to clauses (b) and (c) of this definition below:

                     (i   as to Prime Rate Loans, a rate equal to one-half (2%)
                           percent per annum in excess of the US Prime Rate,

                     (ii as to Eurodollar Rate Loans, a rate of two (2%) percent per annum in excess of the

Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to such Borrower).

               (b Subject to clause (c) of this definition below, effective as of the fifteenth (15th) day of the second month of each fiscal quarter (commencing with the fiscal quarter ending June 30, 2000), the Interest Rate payable by Borrowers shall be increased or decreased, as the case may be, (i) as to Prime Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Prime Rate, and (ii) as to Eurodollar Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate.

               (c Notwithstanding  anything to the contrary contained in clauses
(a) and (b) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Loans (without regard to the amount of Excess Availability or the Fixed Charge Coverage Ratio) plus two (2%) percent per annum, at Lender=s option, after five (5) Business Days= notice to any Borrower,
(i) for the period (A) from and after the effective date of termination or non-renewal hereof until Lender has received full and final payment of all outstanding and unpaid Obligations or as to contingent Obligations, cash collateral in the amount and on the terms required under Section 12.1 hereof (notwithstanding entry of a judgment against a Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, and (ii) on Loans to any Borrower at any time outstanding in excess of the Borrowing Base of such Borrower (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

         1.54 "Inventory" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter existing or acquired raw materials, work in process, semi-finished goods, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         1.55 "INVENTORY LOAN LIMIT" SHALL MEAN $65,000,000, PROVIDED, THAT, such amount shall be increased to $70,000,000 effective January 1, 2001 and increased to $75,000,000 effective January 1, 2002, so long as the number of days of the turnover of the Inventory as determined by Lender for any period of time has not increased in any material respect in the good faith determination of Lender, and no Event of Default, or act, condition or event which with notice, passage of time or both, would constitute an Event of Default, shall exist or have occurred.

         1.56 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either issued or opened by Lender for the account of a Borrower or any Obligor or with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by a Borrower or Obligor of its obligations to such issuer (including the Existing Letter of Credit).

         1.57 "Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of a Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.58 "Material  Adverse Effect" shall mean a material adverse effect on
(a) the condition (financial or otherwise), business, performance, operations or properties of Borrowers and Guarantors taken as a whole; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral taken as a whole; (d) the Collateral or the value of the Collateral taken as a whole; (e) the ability of a Borrower to repay the Obligations or of a Borrower to perform its obligations under this Agreement or any of the other Financing Agreements; or (f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements. Notwithstanding anything to the contrary in this Agreement, no decrease in the value of or disposition with respect to the SMC Stock shall be deemed to have a Material Adverse Effect.

         1.59 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of a Borrower involving monetary liability of or to any Person in an amount in excess of $10,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which a Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

         1.60 "Maximum Credit" shall mean the amount of $125,000,000.

         1.61 "Mortgages" shall mean, individually and collectively, each of the following: (a) the Deed of Trust and Assignment of Rents, Leases and Leasehold Interests, dated of even date herewith, by Timet in favor of the trustee with respect thereto for the benefit of Lender, with respect to the Real Property and related assets of Timet located in Henderson, Nevada, (b) the Open-End Mortgage and Assignment of Rents, Leases and Leasehold Interests, dated of even date herewith, by Timet in favor of Lender with respect to the Real Property and related assets of Timet located in Toronto, Ohio and (c) the Mortgage and Security Agreement, dated of even date herewith, by THT in favor of Lender with respect to the Real Property and related assets of THT located in Morgantown, Pennsylvania.

         1.62 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by a Borrower or any ERISA Affiliate.

         1.63 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof, (b) returns and (c discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed in writing with respect thereto to the extent that the aggregate amount of discounts, claims, credits and allowances on all of the Eligible Accounts exceed one (1%) percent of the gross amount of all such Eligible Accounts.

         1.64 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by either or both of Borrowers to Lender and/or its Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to a Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.65 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

         1.66 "Other Taxes" shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements.

         1.67 "Participant" shall mean any person which at any time participates with Lender in any of the Obligations pursuant to an agreement entered into pursuant to Section 12.5.

         1.68 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

         1.69 "Permitted Holders" shall mean (a) any Person controlled, in the aggregate by any one or more of Tremont Corporation, The Combined Master Retirement Trust, Simmons, the Simmons Trusts and the Simmons Trust Beneficiaries and Trustees; (b) any managing director, general partner, director, limited partner, principal, officer or employee of Tremont Corporation or its Affiliates (collectively "Tremont Associates"); (c) Simmons, the Simmons Trusts, the Simmons Trust Beneficiaries and Trustees, The Combined Master Retirement Trust and the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Tremont Associates; or (d) a trust or custodianship, to the extent that the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only Simmons, the Simmons Trusts, the Simmons Trust Beneficiaries and Trustees, The Combined Master Retirement Trust, any Tremont Associates, their respective spouses and former spouses and ancestors or lineal descendants (by blood or adoption). For purposes of this definition, the term "control" (including the correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

         1.70 "Permitted Real Property Encumbrances" shall mean (a) those liens, encumbrances and other matters affecting title to any Real Property listed in the title policies in respect thereof which are as of the date of delivery of such title policies to Lender in accordance with the terms hereof, reasonably acceptable to Lender, (b) as to any particular Real Property at any time, such zoning restrictions, minor or customary easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not arise out of the incurrence of any Indebtedness and which do not interfere in any material respect with the use of such Real Property or the ordinary conduct of business thereon for the purpose for which it is held by the mortgagor thereof, or impair the value of the Real Property subject thereto in any material respect or impair the rights of Lender with respect to such Real Property in any material respect or the ability of Lender to realize thereon in any material respect, (c) general real estate taxes and assessments not yet delinquent or which are being contested in good faith by appropriate proceedings diligently pursued, provided that provision for the payment of all such taxes and assessments has been made on the books of such Borrower and such Restricted Subsidiary to the extent required by GAAP, and (d) such other minor or customary liens or encumbrances with respect to the Real Property to which the Lender may consent in writing.

         1.71 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.72 "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412(l) of the Code or Section 307 of ERISA, and in respect of which any Borrower or Guarantor is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         1.73 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.74 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.75 "Quarterly Average Excess Availability" shall mean, at any time, the daily average of the Excess Availability for the immediately preceding fiscal quarter as calculated by Lender in good faith.

         1.76 "Real Property" shall mean, as to each Borrower, all now owned and hereafter acquired real property of such Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages located in Henderson, NEVADA, TORONTO, OHIO AND MORGANTOWN, PENNSYLVANIA, PROVIDED, THAT, the term "Real Property" shall not include the Treco Property.

         1.77 "Receivables" shall mean: (a) all Accounts; (b) all amounts at any time payable to a Borrower in respect of the sale or other disposition by a Borrower of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to a Borrower or otherwise in favor of or delivered to a Borrower in connection with any Account; and (e) all other contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to a Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by a Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries) or otherwise associated with any Accounts, Inventory or general intangibles of a Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to a Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to a Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which a Borrower is beneficiary.

         1.78 "Records" shall mean, as to each Borrower, all of such Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other person).

         1.79 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

         1.80 "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

        1.81  "Renewal Date" shall the meaning set forth in Section 12.1 hereof.

         1.82 "Reserves" shall mean, as to each Borrower, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to such Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or financial condition of such Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of such Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or
(d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. To the extent Lender may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in an manner satisfactory to Lender, Lender shall not establish a Reserve for the same purpose. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith.

         1.83 "Restricted Subsidiaries" shall mean, collectively, each of the following (and their respective successors and assigns): (a) TIMET Millbury Corporation, an Oregon corporation; (b TIMET Castings Corporation, a Delaware corporation; (c) TMCA International, Inc., a Delaware corporation; (d) TIMET Finance Management Company, a Delaware corporation; (e TIMET Colorado Corporation, a Colorado corporation; (f) TIMET Real Estate Corporation, a Colorado corporation; (g) the Trust; (h) TIMET FSC, Ltd., a Barbados corporation; and (i) any other direct or indirect Subsidiary of Timet, THT or any of the foregoing Persons, however formed or acquired; sometimes being
REFERRED TO HEREIN INDIVIDUALLY AS A "RESTRICTED SUBSIDIARY", PROVIDED, THAT, the term "Restricted Subsidiaries" shall not include the Unrestricted Subsidiaries or the Timet Affiliates.

         1.84 "Simmons" means Harold C. Simmons and his heirs, executors, administrators, successors and assigns.

         1.85 "Simmons Trust" means any trust established for the benefit of Simmons or members of his family or both.

         1.86 "Simmons Trust Beneficiaries and Trustees" means trustees, acting in such capacity, or beneficiaries of Simmons Trust to the extent of the beneficial interest therein and for so long as such Simmons Trust exists.

         1.87  "SMC"  shall  mean  Special   Metals   Corporation,   a  Delaware
corporation, and its successors and assigns.

         1.88 "SMC Stock" shall mean, collectively, the Class A 6.625% Senior Convertible Preferred Stock, par value $.01 per share, of SMC at any time owned, directly or indirectly, by TFMC, and any common stock or other securities into which such Class A 6.625% Senior Convertible Preferred Stock may from time to time be converted or exchanged.

         1.89 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation and at their present fair salable value are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, to the best of such Person=s knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

         1.90 "Subordinated Debentures" shall mean, collectively, the 6 5/8% Convertible Junior Subordinated Debentures due 2026 of Timet issued pursuant to the Subordinated Debenture Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.91 "Subordinated Debenture Indenture" shall mean the Indenture, dated as of November 20, 1996, between Timet, as issuer, and the Subordinated Debenture Trustee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.92 "Subordinated Debenture Trustee" shall mean The Chase Manhattan Bank, as trustee under the Subordinated Debenture Indenture and any successor, replacement or additional trustee and their respective successors and assigns.

         1.93 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.94 "Taxes" shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, such taxes (including income taxes, franchise taxes or capital taxes) as are imposed on or measured by Lender's net income or capital by any jurisdiction (or any political subdivision thereof).

         1.95 "TFMC" shall mean TIMET Finance Management Company, a Delaware corporation, and its successors and assigns.

         1.96 "THT" shall mean Titanium Hearth Technologies, Inc., a Delaware corporation, and its successors and assigns.

         1.97 "Timet" shall mean Titanium Metals Corporation, a Delaware corporation, and its successors and assigns.

         1.98 "Timet Affiliates" shall mean, collectively, each of the following (and their respective successors and assigns): (a) Titanium Memory Systems, Inc., a California corporation; (b) TICOMP, Inc., a Delaware Corporation; (c) MZI, LLC, a Delaware corporation; (d Ti$Pro, LLC, a Nevada limited liability company; and (e) ValTimet SAS, a corporation organized under the laws of France; sometimes being referred to herein individually as a "Timet Affiliate".

         1.99  "Treco   Property"  shall  mean  the  Real  Property  located  in
Henderson, Nevada more particularly described in Schedule 1.99 hereto, identified as parcels 7 and 8 and a portion of parcel 6 on the vicinity map included in Schedule 1.99 and beneficially owned by Treco LLC.

         1.100 "Trust" shall mean the TIMET Capital Trust I, a Delaware business trust, and its successors and assigns.

         1.101 "Unrestricted Subsidiaries" shall mean, collectively, each of the following (and their respective successors and assigns): (a) Timet UK Limited, a corporation organized under the laws of the United Kingdom; (b) Loterios SpA, a corporation organized under the laws of Italy; and (c) any other Subsidiary of Timet UK Limited or Loterios SpA now or hereafter existing during the term of this Agreement; sometimes being referred to HEREIN INDIVIDUALLY AS AN "UNRESTRICTED SUBSIDIARY"; PROVIDED, THAT, the term "Unrestricted Subsidiaries" shall not include the Restricted Subsidiaries.

         1.102 "US Dollars", "US$" or "$" shall mean the lawful currency of the United States of America.

         1.103 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis or average cost basis in accordance with GAAP (and consistent WITH THE CURRENT PRACTICES OF BORROWERS) OR (B) MARKET VALUE AS DETERMINED IN ACCORDANCE WITH GAAP, PROVIDED, that, for purposes of the calculation of the Borrowing Base, the Value of the Inventory shall not include: (i) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower or Guarantor or (ii) write-ups in value with respect to currency exchange rates.

         1.104 "ValTimet" shall man ValTimet SAS, a corporation organized under the laws of France, and its successors and assigns.

         1.105 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2. CREDIT FACILITIES SECTION   2. CREDIT FACILITIES

         2.1 LOANS.1 LOANS.

               (a Subject to and upon the terms and conditions contained herein, Lender agrees to make Loans to Borrowers from time to time in amounts requested by a Borrower or Timet on behalf of Borrowers up to the amount equal to the lesser of: (i) the Borrowing Base or (ii) the Maximum Credit.

               (b Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to a Borrower or Timet on behalf of Borrowers, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to
(2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined in any material respect, or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has increased in any material respect, or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased in any material respect, or (C) the nature, quality or mix of the Inventory has deteriorated in any material respect. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Lender in good faith. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves (but without duplication in reducing the lending formula(s) and determining Eligible Accounts, Eligible Inventory or Reserves).

               (c Except in Lender's discretion, (i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii the aggregate amount of the Loans outstanding at any time based on Accounts owing by account debtors whose chief executive office is LOCATED OTHER THAN IN THE UNITED STATES OF AMERICA OR CANADA SHALL NOT EXCEED $5,000,000 (PROVIDED, THAT, Loans based upon Accounts owing by such account debtors shall not be considered for purposes of this clause (c)(ii) if Lender has obtained a perfected security interest and lien (or equivalent thereof satisfactory to Lender) under the laws of the jurisdiction in which the chief executive office of such account debtor is located, (iii) the aggregate amount of the Loans outstanding at any time based on Accounts subject to bill and hold arrangements with The Boeing Company (or any Boeing Recognized Subcontractor under the Purchase and Sale Agreement, dated as of November 5, 1997, of Timet with The Boeing Company where the Accounts arise under such Purchase and Sale Agreement) shall not exceed $5,000,000, and (iv) the aggregate amount of the Loans outstanding at any time based on Accounts owing by ValTimet which may be Eligible Accounts shall not exceed $5,000,000. In the event that the outstanding amount of any component of the Loans as set forth above and in the definition of the Borrowing Base, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(e) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

   2.2  LETTER OF CREDIT ACCOMMODATIONS    2.2  LETTER OF CREDIT ACCOMMODATIONS.

               (a Subject to and upon the terms and conditions contained herein, at the request of a Borrower, or Timet on behalf of Borrowers, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrowers containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrowers pursuant to this Section 2.

               (b In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of credit fee at a rate equal to one and one-half (1 2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and one-half (3 2%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal of this Agreement until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against a Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

               (c) Borrowers shall give Lender three (3) Business Days= prior written of Borrowers' request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Borrowers shall send to Lender with such notice the proposed form of the Letter of Credit Accommodation.

               (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Lender: (i) Borrowers shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Lender for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer,
(ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations requested by Borrowers, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (1) forty-five (45%) multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of a Borrower 's locations for Eligible Inventory within the United States of America and (iv) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

               (e) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed
$20,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations.

               (f) Each Borrower shall  indemnify and hold Lender  harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for any losses, claims, damages, liabilities, costs and expenses as a result of the gross negligence or wilful misconduct of Lender as determined pursuant to a final, non-applicable order of a court of competent jurisdiction. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by a Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

               (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrowers will, at Lender=s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver them to Lender and/or subject to Lender=s order, and if they shall come into a Borrower=s possession, to deliver them, upon Lender's request, to Lender in their original form. Borrowers shall also, at Lender=s request, designate Lender (or such other person as Lender may designate) as the consignee on all bills of lading and other negotiable and non-negotiable documents.

               (h) Each Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name Borrowers as the account party therein and to deliver to Lender all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Lender=s instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor (subject to the limitations on Lender=s rights provided for below). Nothing contained herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation.

               (i) At any time an Event of Default exists or has occurred and is continuing, Borrowers shall not, without the prior written consent of Lender, and Lender shall have the right and authority to (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders,
(iv) grant any extensions of the maturity of, time of payments for, or time of presentation of, any drafts, acceptances, or documents, and (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's name.

               (j) At any time, so long as no Event of Default exists or has occurred and is continuing, each Borrower may, with Lender's prior approval (i) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (ii) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Each Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of such Borrower.

               (k) Any rights, remedies, duties or obligations granted or undertaken by a Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers to Lender and to apply in all respects to Borrowers.

         2.3 JOINT AND SEVERAL LIABILITY..3 JOINT AND SEVERAL LIABILITY. Both Borrowers shall be liable for all amounts due to Lenders under this Agreement, regardless of which Borrower actually receives the Loans or Letter of Credit Accommodations hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans, Letter of Credit Accommodations or other extensions of credit on its books and records. The Obligations with respect to Loans made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to the other Borrower hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrower, (b) the absence of any attempt to collect the Obligations from the other Borrower, any Guarantor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by
Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to Lender, (d) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrower, (e) the election of Lender in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Lender for the repayment of the Obligations of the other Borrower under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of a Guarantor or of the other Borrower, other than the wilful misconduct or gross negligence of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Lender. Upon any Event of Default, Lender may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Lender shall be under no obligation to marshall any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.

SECTION 3.   INTEREST AND FEESSECTION 3.   INTEREST AND FEES

         3.1   INTEREST.3.1     INTEREST.

               (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

               (b) Each Borrower or Timet on behalf of Borrowers may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower (or Timet on behalf of Borrowers shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, two (2) Business Days after receipt by Lender of such a request from a Borrower (or Timet on behalf of Borrowers), such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall CONTINUE, AS THE CASE MAY BE, PROVIDED, THAT, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (vi) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request by a Borrower or Timet on behalf of Borrowers to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender, Reference Bank and any Participant shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender, Reference Bank or such Participant had purchased such deposits to fund the Eurodollar Rate Loans.

               (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least two (2) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Timet, convert to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of a Borrower) any amounts required to compensate Lender for any loss, cost or expense incurred by Lender (or any person providing funds to Lender used in connection with the Loans and Letter of Credit Accommodations which results in such loss, cost or expense to Lender) as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

               (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs.

               (e) No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing Agreements or any Event of Default, or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise by Lender of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by or on behalf of any Borrower of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Lender to contract for, charge or receive, in any event, interest exceeding the maximum non-usurious rate of interest under applicable Federal or State Law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of Indebtedness of any Borrower to Lender (the "Maximum Interest Rate"). In no event shall any Borrower be obligated to pay interest exceeding such Maximum Interest Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel such Borrower to pay a rate of interest exceeding the Maximum Interest Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of interest over such Maximum Interest Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Interest Rate ("Excess"), each Borrower acknowledges and stipulates that any such contract, charge or receipt shall be the RESULT OF AN ACCIDENT AND BONA FIDE error, and that any Excess received by Lender shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second, to the payment of the other Obligations then outstanding and unpaid; and third, returned to such Borrower (or Timet on behalf of such Borrower), it being the intent of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Each Borrower recognizes that, with fluctuations in the rate of interest set forth in this Section 3.1 and the Maximum Interest Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, each Borrower agrees that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) each Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the Maximum Interest Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement or any of the other Financing Agreements shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

         3.2 CLOSING FEE.2 CLOSING FEE. Borrowers shall pay to Lender as a closing fee the amount of $937,500, which shall be fully earned and payable as of the date hereof.

         3.3 SYNDICATION FEE3.3 SYNDICATION FEE. Borrowers shall pay to Lender a syndication fee in the amount of $625,000, which fee shall be fully earned and payable as of the date hereof.

         3.4 SERVICING FEE3.4 SERVICING FEE. Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $4,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

         3.5 UNUSED LINE FEE3.5 UNUSED LINE FEE. Borrowers shall pay to Lender monthly an unused line fee at a rate equal to the percentage (on a per annum basis) set forth below calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears. The percentage used for determining the unused line fee shall be as set forth below if either the Quarterly Average Excess Availability for the immediately preceding fiscal quarter is in the amount indicated for such percentage or the Fixed Charge Coverage Ratio as of the last day of the immediately preceding fiscal quarter (which ratio for this purpose shall be calculated based on the four (4) immediately preceding fiscal quarters) is at the level indicated for such percentage:



                                                             Fixed Charge             Unused Line

                 EXCESS AVAILABILITY                        COVERAGE RATIO           FEE PERCENTAGE


          (a)   $75,000,000 or more                        1.75 or more to 1              1/4%

          (b)   $25,000,000 to $75,000,000                 1.25 to 1.75 to 1              3/8%

          (c)   Less than $25,000,000                     Less than 1.25 to 1             1/2%


PROVIDED, THAT, (i) the unused line fee percentage shall be calculated and established once each fiscal quarter and (ii) the unused line fee percentage shall be the lower percentage set forth above based on the Quarterly Average Excess Availability or the Fixed Charge Coverage Ratio.

 3.6   CHANGES IN LAWS AND INCREASED COSTS OF LOANS
 3.6   CHANGES IN LAWS AND INCREASED COSTS OF LOANS.


               (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to a Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any Participant with Lender to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender Reference Bank or Participant in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by AN AMOUNT DEEMED BY LENDER TO BE MATERIAL, PROVIDED, THAT, in the event that it becomes unlawful for any Participant to make or maintain its interest in the Eurodollar Rate Loans, or there is an increase in the costs as to any Participant or a reduction in the amount receivable by any Participant in respect of its interests in the Eurodollar Loans, as the case may be, then only the portion of the Eurodollar Rate Loans equal to the pro rata share of the Participant in the Loans shall be converted to Prime Rate Loans and thereafter such portion of the Loans shall not be available as Eurodollar Rate Loans. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of a Borrower) any amounts required to compensate Lender for any loss, cost or expense incurred by Lender as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by Lender (or any person providing funds to Lender in connection with the Loans and Letter of Credit Accommodations which results in such loss, cost or expense to Lender) by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. In determining such additional amounts, Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to Lender's commitments or obligations in general and are not specifically attributable to the financing arrangements hereunder, cover all financing arrangements similar to the financing arrangements of Lender hereunder whether or not the loan documentation for such other commitments or obligations permits Lender to make the determination specified in this Section 3.6, and Lender's determination of compensation owing under this Section 3.6 shall be final, conclusive and binding on all parties hereto absent manifest error. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to a Borrower and shall be conclusive, absent manifest error.

               (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of a Borrower) any amounts required to compensate Lender for any additional loss, cost or expense incurred by Lender (or any person providing funds to Lender in connection with the Loans and Letter of Credit Accommodations which results in such loss, cost or expense to Lender as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender or such person) to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4.   CONDITIONS PRECEDENTSECTION 4.   CONDITIONS PRECEDENT

         4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

               (a) Lender shall have received concurrently, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the Existing Lenders to Timet of their respective financing arrangements with Timet and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrowers and Obligors, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or Obligor in favor of such Existing Lenders, in form acceptable for recording with the appropriate Governmental Authority;

               (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authority;

               (c) no material adverse change shall have occurred in the assets, business or financial condition of Borrowers since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

               (d) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

               (e) Lender shall have received, in form and substance reasonably satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of Borrowers and by warehouses at which Collateral is located;

               (f) the aggregate amount of the Excess Availability of Borrowers as determined by Lender, as of the date hereof, shall be not less than $50,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

               (g) Lender shall have received evidence, in form and substance satisfactory to Lender, that (i) Timet UK Limited shall have concurrently herewith entered into financing arrangements with Lloyds TSB Bank plc to provide loans and other financial accommodations to Timet UK Limited of not less than $45,000,000 (or the equivalent in pounds sterling as of the date hereof), on terms and conditions reasonably acceptable to Lender, (ii) not less than $15,000,000 of the initial proceeds of the loans received by Timet UK Limited pursuant to such financing arrangements shall have been used to repay the remaining principal amount outstanding evidenced by the Promissory Note, dated January 1, 1996, issued by Timet UK Limited payable to TFMC, (iii) TFMC shall have used the proceeds of such repayment to pay a dividend to Timet and (iv) not less than $15,000,000 in immediately available funds are being held in an account of Theodore Goddard with irrevocable instructions, satisfactory to Lender and Theodore Goddard, to remit such funds on the next Business Day to the Payment Account (as defined in Section 6.3 hereof);

               (h) Lender shall have received a Statement of Purpose for an Extension of Credit Secured by Margin Stock by a Person subject to Registration under Regulation U (Federal Reserve Form G-3) properly completed by Borrowers and TFMC, in form and substance satisfactory to Lender, duly authorized, executed and delivered by Borrowers and TFMC;

               (i) Lender shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of the Restricted Subsidiaries of Timet incorporated under the laws of any State of the United States of America and stock certificates representing sixty-five (65%) percent of the issued and outstanding shares of Capital Stock of Timet UK Limited, in each case together with stock powers duly executed in blank with respect thereto;

               (j) Lender shall have received originals of the certificates representing the SMC Stock owned by TFMC, together with stock powers duly executed in blank with respect thereto;

               (k) Lender shall have received, in form and substance reasonably satisfactory to Lender, all agreements with the depository banks and Borrowers with respect to the Blocked Accounts as Lender may require pursuant to Section
6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrowers;

               (l) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid perfected first priority security interest in all of the Collateral (other than such deposit accounts of Borrowers and Guarantors or such other assets for which Lender has not required that its security interest be perfected as of the date hereof), subject to such liens as are permitted hereunder and which by their terms may have priority over the security interests of Lender;

               (m) Lender shall have received and reviewed UCC, tax lien and judgment search results for all jurisdictions in which assets of Borrowers and Guarantors are located or as Lender may otherwise agree, which search results shall be in form and substance satisfactory to Lender;

               (n) Lender shall have received, in form and substance reasonably satisfactory to Lender, a valid and effective title insurance policy issued by a company and agent acceptable to Lender (i) insuring the priority, amount and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests;

               (o) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance reasonably satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

               (p) Lender shall have received, in form and substance reasonably satisfactory to Lender, such opinion letters of counsel to Borrowers with respect to the Financing Agreements and such other matters as Lender may request; and

               (q) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         4.2   CONDITIONS   PRECEDENT   TO  ALL  LOANS  AND   LETTER  OF  CREDIT
ACCOMMODATIONS4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to each Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

               (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

               (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) has or would reasonably be expected to have a Material Adverse Effect; and

               (c) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.   GRANT OF SECURITY INTERESTSECTION 5.   GRANT OF SECURITY INTEREST

         5.1 To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"):

               (a)   Receivables;

               (b) all other present and future general intangibles (including Intellectual Property and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts), letters of credit, bankers' acceptances and guaranties;

               (c) all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lien or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

               (d)   Inventory;

               (e)   Equipment;

               (f)   Real Property;

               (g)   Records; and

               (h) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

         5.2 Notwithstanding anything to the contrary set forth in Section 5.1 above, the types or items of Collateral described in such Section shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Lender is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement HAS NOT BEEN OR IS NOT OTHERWISE OBTAINED OR UNDER APPLICABLE LAW SUCH PROHIBITION CANNOT BE WAIVED; PROVIDED, THAT, the foregoing exclusion shall in no way be construed (a) to apply if any such prohibition is unenforceable under Section 9-318 of the UCC or other applicable law or (b) so as to limit, impair or otherwise affect Lender's unconditional continuing security interests in and liens upon any rights or interests of any Borrower in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Receivables).

         5.3 Notwithstanding anything to the contrary contained in Section 5.1 above, the types or items of Collateral described in such Section shall not include any Equipment of a Borrower which is, or at the time of such Borrower's acquisition thereof shall be, subject to a purchase money mortgage or other purchase money lien or security interest (including Capital Leases) permitted under Section 9.8 hereof if: (a) the valid grant of a security interest or lien to Lender in such item of Equipment is prohibited by the terms of the agreement between such Borrower and the holder of such purchase money mortgage or other purchase money lien or security interest or under applicable law and such prohibition has not been or is not waived, or the consent of the holder of the purchase money mortgage or other purchase money lien or security interest has not been or is not otherwise obtained, or under applicable law such prohibition cannot be waived and (b) the purchase money mortgage or other purchase money lien or security interest on such item of Equipment is or shall become valid and perfected.

         5.4 In the event that at any time Excess Availability shall be less than $25,000,000, Timet shall, promptly upon Lender=s request, execute and deliver to Lender in form and substance satisfactory to Lender, a pledge and security agreement granting to Lender a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of ValTimet owned or held by Timet or any of its Subsidiaries, together with original stock certificates evidencing such shares of Capital Stock, if any, and such other agreements, documents and instruments as Lender may require in connection therewith, including opinion letters of counsel in France and the United States of America.

         5.5 In the event that Lender has not received evidence, in form and substance satisfactory to Lender, that TMCA International, Inc. has been liquidated and dissolved to the extent permitted hereunder by June 30, 2000 and the assets thereof validly transferred and assigned to Timet by such date, promptly upon Lender=s request, Borrowers shall cause TMCA International Inc. to execute and deliver to Lender, in form and substance satisfactory to Lender, (a) an absolute and unconditional guarantee of payment of any and all Obligations,
(b) a security agreement granting to Lender a first security interest and lien (except as otherwise consented to in writing by Lender) upon all of the assets of such Subsidiary, (c) related Uniform Commercial Code Financing Statements,
(d) such other agreements, documents and instruments as Lender may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing indebtedness of such Subsidiary to Lender, and (e) an opinion letter of counsel with respect to such guarantee, security agreement and related matters as Lender may request.

SECTION 6.COLLECTION AND ADMINISTRATIO   SECTION 6.COLLECTION AND ADMINISTRATION

         6.1 BORROWERS' LOAN ACCOUNTS.1 BORROWERS' LOAN ACCOUNTS. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of a Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 STATEMENTS6.2 STATEMENTS. Lender shall render to Timet each month a statement setting forth the balance in each Borrower's loan account(s)
maintained by Lender for such Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Timet of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Timet a written statement as provided above, the balance in each Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by such Borrower.

         6.3   COLLECTION OF ACCOUNTS  6.3    COLLECTION OF ACCOUNTS.

               (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrowers shall promptly deposit and direct their account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Each Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations.

               (b) For purposes of calculating the amount of the Loans available to each Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day.

               (c) Each Borrower and its employees, agents and Subsidiaries shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Receivables or other Collateral which come into its possession or under its control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with a Borrower's own funds. Each Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4   PAYMENTS                6.4     PAYMENTS.

               (a) All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from Borrowers or for the account of Borrowers (including the monetary proceeds of collections or of realization upon ANY COLLATERAL) AS FOLLOWS: FIRST, to pay any fees, indemnities or expense reimbursements then due to Lender from BORROWERS; SECOND, TO PAY INTEREST DUE IN RESPECT OF ANY LOANS; THIRD, to pay principal due in respect of the LOANS; FOURTH, to pay or prepay any other Obligations whether or not then due, in such order and manner as Lender determines. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Timet, or unless an Event of Default shall exist or have occurred and be continuing, Lender shall not apply any payments which it receives to any Eurodollar Rate Loans, except
(i) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans, or (ii) in the event that there are no outstanding Prime Rate Loans. To the extent Lender receives any payments or collections in respect of the Obligations in a currency other than US Dollars, Lender may, at its option (but is not obligated to), convert such other currency to US Dollars at the Exchange Rate on such date and in such market as Lender may select (regardless as to whether such rate is the best available rate). Borrowers shall pay the costs of such conversion (or Lender may, at its option, charge such costs to the loan account of Borrower maintained by Lender). Payments and collections received in any currency other than in which any outstanding Obligations are denominated will be accepted and/or applied at the discretion of Lender. All payments from account debtors (including account debtors whose chief executive offices are located outside the United States of America) are and shall only be remitted to the Blocked Accounts. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of a Borrower. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(a) shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This
Section 6.4(a) shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

               (b)  Borrowers  may,  in  accordance   with  the  terms  of  this
Agreement, borrow, prepay and reborrow Loans.

         6.5   TAXES           6.5   TAXES.

               (a) Any and all payments by Borrowers to Lender under this Agreement and any of the other Financing Agreements shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, Borrowers shall pay all Other Taxes (or Lender may, at its option, pay such Other Taxes and charge the loan account of a Borrower for such amounts so paid).

               (b) Borrowers shall indemnify and hold harmless Lender for the full amount of Taxes or Other Taxes paid by Lender (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section, but not including Other Taxes that arise as a result of Lender=s arrangements with the applicable taxing jurisdiction, if any, and not as a result of this Agreement) and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses) other than those resulting solely from a failure by Lender to pay any Taxes or Other Taxes which it is required to pay and for which it received an indemnity payment) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. Payment under this indemnification shall be made within ten (10) days after the date Lender makes written demand therefor. If such Taxes or Other Taxes were not correctly or legally asserted, Lender shall, upon Timet's request and at Borrowers' expense, provide such documents to Timet, in form and substance satisfactory to Lender, as Timet may reasonably request, to enable Timet to contest such Taxes or Other Taxes pursuant to appropriate proceedings then available to Borrowers (so long as providing such documents shall not, in the good faith determination of Lender, have a reasonable likelihood of resulting in any liability of Lender).

               (c) If Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

                     (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                     (ii) Borrowers shall make such deductions and withholdings;

                     (iii)Borrowers shall pay the full amount deducted or
                          withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                     (iv) Borrower or Guarantor shall also pay to Lender, at the time interest is paid, all additional amounts which Lender specifies as necessary to preserve the after-tax yield Lender would have received if such Taxes or Other Taxes had not been imposed.

               (d) Within thirty (30) days after the date of any payment by a Borrower of Taxes or Other Taxes, Borrowers shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Lender.

               (e) If Borrowers otherwise would be required to pay additional amounts to Lender pursuant to subsection (c) of this Section, then upon Timet's written request Lender shall use reasonable efforts at Borrowers' expense (consistent with legal and regulatory restrictions) to file such forms or documents and take such other action, including changing the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower which may thereafter accrue.

               (f) In the event Lender shall assign the Obligations and its rights hereunder to an assignee which is organized under the laws of a jurisdiction outside the United States, such assignee of Lender shall provide Timet with an IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying as to such assignee's being entitled to full exemption from United States withholding tax with respect to all payments to be made to such assignee hereunder and under any of the other Financing Agreements. Notwithstanding any other provision of this
Section 6.5, such assignee shall not be required to deliver any form pursuant to this Section 6.5 that such assignee is not legally able to deliver. Notwithstanding Sections 6.5(b) and 6.5(c), Borrowers shall not be required to indemnify any such assignee or to pay any additional amounts to any such assignee in respect of United Sates Federal withholding tax to the extent that
(i) the obligation to withhold amounts with respect to United States Federal withholding tax was applicable on the date such assignee became a party to this Agreement, provided, that, the foregoing shall not apply (A) to an assignee that becomes an assignee as a result of an assignment or transfer made at the request of Borrowers and (B) to the extent the indemnity payment or additional amounts any assignee would be entitled to receive (without regard to this sentence of Section 6.5(f)) do not exceed the indemnity payment or additional amounts that the person making the assignment or transfer to such assignee would have been entitled to receive in the absence of such assignment or transfer or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such assignee to comply with the first sentence of this clause (f).

         6.6 AUTHORIZATION TO MAKE LOANS.6AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of a Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Dallas time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, a Borrower when deposited to the credit of such Borrower or otherwise disbursed or established in accordance with the instructions of such Borrower or in accordance with the terms and conditions of this Agreement.

         6.7 USE OF PROCEEDS.7 USE OF PROCEEDS. Borrowers shall use the proceeds of the initial Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof, (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements and (c) working capital of Borrowers, to the extent requested by Borrowers. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof.

         6.8   REGULATION U          6.8  REGULATION U.

               (a) A portion of the proceeds of the initial Loans are being used to repay Indebtedness of Timet to the Existing Lenders arising from loans made to Timet which may have been used by Timet to purchase or carry the SMC Stock and a portion of the proceeds of the initial Loans are being used to repay Indebtedness of Timet to the Existing Lenders arising from loans made to Timet which were used by Timet for working capital. For purposes of Regulation U, the Loans shall be treated as two separate extensions of credit. The portion of the Loans used to repay Indebtedness arising from loans used for working capital and the Loans otherwise hereafter used for working capital are referred to herein individually as an "A Credit" and collectively, as the "A Credits". The portion of the Loans used to repay Indebtedness arising from loans used to purchase or carry the SMC Stock are referred to herein individually as a "B Credit" and collectively, as "B Credits". Borrowers represent to Lender that a reasonable estimate of the current market value of the SMC Stock, determined in accordance with Regulation U, is $87,400,000. The aggregate amount of the B Credits shall not exceed $43,700,000, which represents the maximum loan value as of the date hereof (as determined in accordance with Regulation U) of the SMC Stock (such SMC Stock being referred to herein as the "Margin Stock Collateral"). The aggregate amount of the A Credits shall not exceed the amount equal to all Loans minus the amount of the B Credits. In the event that any Margin Stock Collateral is acquired or sold, the amount of the B Credits shall be adjusted (if necessary), to the extent necessary through prepayment by Borrowers, to an amount equal to the maximum loan value (determined in accordance with Regulation U as of the date of such acquisition or sale) of the Margin Stock Collateral immediately after giving effect to such acquisition or sale. Nothing contained in this Section 6.8 shall be deemed to permit any sale of Margin Stock Collateral in violation of the terms of this Agreement.

               (b) The benefits of the security in the Margin Stock Collateral granted to Lender shall be ALLOCATED FIRST to the benefit and security of the payment of the principal of and interest on the B Credits and of all other amounts payable by Borrower under this Agreement in connection with the B Credits (collectively, the "B CREDIT AMOUNTS") AND SECOND, only after the payment in full of the B Credit Amounts, to the benefit and security of the payment of the principal of and interest on the A Credits and of all other amounts payable by Borrowers under this Agreement in connection with the A Credits (collectively, the "A Credit Amounts"). The benefits of the security in the Collateral other than Margin Stock Collateral created hereunder and under the other Financing Agreements and the benefits of the indirect security in Collateral other than Margin Stock Collateral created by this Agreement, shall be allocated first to the benefit and security of the payment of the B Credit Amounts and second, only after the payment in full of the B Credit Amounts, to the benefit and security of the payment of the A Credit Amounts.

               (c) Borrowers shall furnish to Lender at the time of any acquisition and sale of Margin Stock Collateral such information and documents as Lender may require to determine the A and B Credits, and at any time and from time to time, such other information and documents as Lender may reasonably require to determine compliance with Regulation U.

         6.9 APPOINTMENT OF AGENT FOR REQUESTING LOANS AND RECEIPTS OF LOANS AND STATEMENTS6.9 APPOINTMENT OF AGENT FOR REQUESTING LOANS AND RECEIPTS OF LOANS AND STATEMENTS.

               (a) THT hereby irrevocably appoints and constitutes Timet as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Lender in the name or on behalf of THT. Subject to the terms and conditions contained herein, Lender may disburse the Loans to such bank account of THT or Timet or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Timet may designate or direct, without notice to any other Borrower or Obligor.

               (b) Timet hereby accepts the appointment by THT to act as the agent of THT pursuant to this Section 6.9.

               (c) THT hereby irrevocably appoints and constitutes Timet as its agent to receive statements on account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

               (d) No purported termination of the appointment of Timet as agent as aforesaid shall be effective, except after ten (10) Business Days' prior written notice to Agent.

SECTION  7.  COLLATERAL REPORTING AND COVENANTS
SECTION  7.  COLLATERAL REPORTING AND COVENANTS

         7.1   COLLATERAL REPORTING  7.1 COLLATERAL REPORTING.

               (a) Borrowers shall provide Lender with the following documents in a form satisfactory to Lender:

                     (i) as soon as possible every two (2) weeks (but in any event within five (5) Business Days after the end of each two (2) week period) so long as Excess Availability is greater than $25,000,000 or more frequently as Lender may reasonably request if at any time Excess Availability is equal to or less than $25,000,000, a schedule of sales made, credits issued and cash received (and including information with respect to Accounts owing by ValTimet, Accounts owing by account debtors located other than in the United States of America and Accounts subject to bill and hold arrangements);

                     (ii) as soon as possible after the end of each month (but in any event within ten (10)

Business Days after the end of each month) so long as Excess Availability is greater than $25,000,000, or more frequently as Lender may reasonably request if at any time Excess Availability is equal to or less than $25,000,000, (A) perpetual inventory reports, including inventory reports by location and category as of the last day of the immediately preceding month, (B) reports with respect to Inventory sold or purchased on consignments as of the last day of the immediately preceding month, (C) agings of accounts payable (and including information indicating the status of payments to owners and lessors of the leased premises of Borrowers) as of the last day of the immediately preceding month, and (D) agings of accounts receivable as of the last day of the immediately preceding month (together with a reconciliation to the then current month's general ledger);

                     (iii)on a monthly basis (but in any event within ten (10) Business Days after the end of each month) or more frequently as Lender may reasonably request, Timet's internal price list with respect to such products;

                     (iv)  upon  Lender's   request,   (A)  copies  of  customer
statements and credit memos, remittance

advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by a Borrower;

                     (v) such other reports as to the Collateral as Lender shall reasonably request from time to time.

               (b) From time to time, as Timet may  reasonably  request,  Lender will provide Timet with the amount of the Borrowing Base, the Excess Availability and the most recent Quarterly Average Excess Availability as of the date of such request by Timet, as then reflected in the books and records of Lender (recognizing that any such amounts may from time to time be subject to adjustment in accordance with the terms hereof).

               (c) If any of a Borrower's  records or reports of the  Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2   ACCOUNTS COVENANTS      7.2   ACCOUNTS COVENANTS.

               (a) Borrowers shall notify Lender promptly upon receipt of any notice of: (i) any material delay in a Borrower's performance of any of its obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to a Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor by a Borrower without Lender's consent, except in the ordinary course of such Borrower's business in accordance with the current practices and policies as of the date hereof. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

               (b) Without limiting the obligation of Borrowers to deliver any other information to Lender, Borrowers shall promptly report to Lender any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $1,000,000 if Excess Availability at such time is greater than $25,000,000 or if the Inventory so returned in such case has a value in excess of $500,000 if Excess Availability at such time is equal to or less than $25,000,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

               (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments promptly delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor by a Borrower except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of such Borrower's business in accordance with current practices and policies of Borrower as of the date hereof, previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations in any material respect, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

               (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

               (e) Borrowers shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrowers, any chattel paper or instrument which a Borrower now owns or may at any time acquire within five (5) Business Days upon such Borrower's receipt thereof, prior to an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, if the amount of any such chattel paper or instrument equals or exceeds $50,000, or all chattel paper and instruments if the aggregate amount of all such chattel paper and instruments equals or exceeds $500,000, and after an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, all such chattel paper and other instruments regardless of the amount thereof, in each case except as Lender may otherwise agree.

               (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors or other obligors that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors or other obligors to make payment of Receivables directly to Lender,
(ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations,
(iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor or other obligor shall state that the Receivables and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

       7.3  INVENTORY  COVENANTS 7.3  INVENTORY  COVENANTS.  With respect to the
Inventory: (a) Borrowers shall at all times maintain inventory records, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's cost therefor and daily withdrawals therefrom and additions thereto consistent with the current practices of Borrowers as of the date hereof; (b) Borrowers shall conduct a physical count of the Inventory either through periodic cycle counts or otherwise so that such Inventory as is required by the independent certified public accountants of Timet in connection with the opinion of such accountants to be delivered to Lender pursuant to Section 9.6(a)(ii) hereof to be covered by such counts is subject to such counts at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory (whether pursuant to periodic cycle counts or otherwise) shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrowers shall not remove any Inventory from the LOCATIONS SET FORTH OR PERMITTED HEREIN, WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER, EXCEPT (i) for sales of Inventory in the ordinary course of a Borrower's business, (ii) to move Inventory directly from one location set forth or permitted herein to another such location, (iii) for Inventory shipped from the manufacturer thereof to a Borrower which is in transit to the locations set forth or permitted herein and
(iv) to have material processed or tested by a subcontractor in the ordinary course of a Borrower=s business; (d) upon Lender's request, at any time after August 30, 2000, each Borrower shall, at its expense, no more than twice in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely (and to the extent possible, Lender shall use reasonable efforts to have the same appraisal firm as had previously done appraisals of the Inventory of Borrowers conduct any such subsequent appraisals, so long as it does not result in any material delay); (e) Borrowers shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity in all material respects with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) each Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Borrower to repurchase such Inventory (except for the right of return of customers for Inventory which is defective or non-conforming); and (h) each Borrower shall keep the Inventory in good and marketable condition in all material respects.

         7.4 EQUIPMENT AND REAL PROPERTY COVENANTS.4 EQUIPMENT AND REAL PROPERTY COVENANTS. With respect to the Equipment and Real Property: (a) upon Lender's request, each Borrower shall, at its expense, no more than once in any twelve
(12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely (and to the extent possible, Lender shall use reasonable efforts to have the same appraisal firm as had previously done appraisals of the Equipment of Borrowers conduct any such subsequent appraisals, so long as it does not result in any material delay); (b) upon Lender's request, each Borrower shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Real Property in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender, and upon which Lender is expressly permitted to rely, each Borrower shall keep its Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) each Borrower shall use its Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity in all material respects with all applicable laws; (d) the Equipment is and shall be used in Borrowers' businesses and not for personal, family, household or farming use; (e) each Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of such Borrower or to move Equipment directly from one location set forth or permitted herein to another such location; (f) the Equipment is now and shall remain personal property and each Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) each Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

         7.5 POWER OF ATTORNEY.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew a Receivable, (vi) discharge and release any Receivable, (vii) prepare, file and sign a Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Lender, and open and dispose of all mail addressed to a Borrower and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill a Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse a Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Lender and deposit the same in Lender's account for application to the Obligations, (iv) endorse a Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents,
(v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs in a Borrower=s name, Lender=s name or the name of Lender=s designee, and to sign and deliver to customs officials powers of attorney in such Borrower=s name for such purpose, and to complete in such Borrower=s or Lender=s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof,
(vi) sign a Borrower's name on any verification of Receivables and notices thereof to account debtors or other obligors in respect thereof and (vii) execute in a Borrower's name and file any UCC financing statements or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 RIGHT TO CURE.6 RIGHT TO CURE. Lender may, at its option, (a) upon notice to a Borrower, cure any default by a Borrower under any material agreement with a third party which adversely affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of a Borrower to perform its obligations hereunder or under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against a Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral (except liens, security interests or other encumbrances permitted hereunder) and (d) pay any amount, incur any expense or perform any act which, in Lender's judgment, is reasonably necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge a Borrower's account therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of a Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 ACCESS TO PREMISES.7 ACCESS TO PREMISES. From time to time as reasonably requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of each Borrower's premises during normal business hours and after notice to Timet, or at any time and without notice to Timet, if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's books and records, including the Records, and (b) each Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or its designee may use during normal business hours such of each Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8.   REPRESENTATIONS AND WARRANTIE
SECTION 8.   REPRESENTATIONS AND WARRANTIES

         Each Borrower hereby jointly and severally represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to
Borrowers:

        8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES 8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES. Each Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, where the failure to so qualify would have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of such Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditor's rights generally and by general principles of equity. Borrowers do not have any Subsidiaries except as set forth on the Information Certificate or as are permitted under
Section 9.10 hereto.

         8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers which have been or may hereafter be delivered by a Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the RESULTS OF OPERATION OF BORROWERS AS AT THE DATES AND FOR THE PERIODS SET FORTH THEREIN (PROVIDED, THAT, monthly or quarterly statements are subject to normal year-end adjustments and may not contain footnotes required by
GAAP). Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of a Borrower, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

        8.3 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS 8.3 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. The chief executive office of each Borrower and each Borrower's Records concerning Accounts are located only at the addresses set forth on the signature page hereto and its only other places of business and the only other locations of Collateral, if any, are: (a) the addresses set forth in the Information Certificate, (b) Inventory and Equipment purchased by Borrowers in the ordinary course of business which is in transit to a location of Borrowers permitted herein (and the amount of which is separately identified as in-transit in any report with respect to Inventory and Equipment provided by or on behalf of any Borrower to Lender), (c) other locations to the extent the aggregate amount of the value at all of such other locations does NOT EXCEED $250,000, PROVIDED, THAT, at any time upon Lender's request Borrowers shall give Lender prompt written notice of the addresses of such other locations and such other information with respect thereto as Lender may request, and (d) locations established after the date hereof in accordance with Section 9.2 hereof. The Information Certificate correctly identifies any of such locations which are not owned by Borrowers and sets forth the owners and/or operators thereof, subject to such information with respect to locations established after the date hereof as is provided to Lender in accordance with Section 9.2 hereof.

        8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES 8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid liens and security interests in and upon the Collateral. Such security interests in the Collateral are duly perfected (except (a) such liens and security interests which may not be perfected under the UCC or the Personal Property Security Act or similar statutes in the Canadian Provinces of Ontario, Manitoba, British Columbia or Quebec and (b) interests in Real Property not subject to the Mortgages) and are subject only to the LIENS INDICATED ON SCHEDULE 8.4 HERETO AND THE OTHER LIENS PERMITTED UNDER SECTION 9.8 HEREOF, PROVIDED, THAT, security interests which require perfection by the filing of financing statements shall only be perfected upon the filing thereof, mortgages and liens which require perfection by the filing of Mortgages shall only be perfected upon the filing thereof and security interests in trademarks and patents which require the filing of security interests with the Patent and Trademark Office shall only be perfected upon the filing thereof. Each Borrower has good and marketable title to all of the Collateral subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under
Section 9.8 hereof.

        8.5 TAX RETURNS 8.5 TAX RETURNS. Each Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it and are material to such Borrower. All information in such material tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books in accordance with GAAP. Adequate resources have been set aside on its books in accordance with GAAP for all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

        8.6 LITIGATION 8.6 LITIGATION. Except as set forth on the Information Certificate, there is no present investigation by any Governmental Authority pending, or to the best of Borrowers' knowledge threatened in writing, against or affecting a Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrowers' knowledge threatened in writing, against a Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against such Borrower would have a Material Adverse Effect.

        8.7 COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS 8.7 COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS. Each Borrower is not in default in any respect under, or in violation in any respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where such default or violation would be reasonably expected to have a Material Adverse Effect and each Borrower is in compliance in all respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority where the failure to so comply would reasonably be expected to have a Material Adverse Effect.

         8.8   ENVIRONMENTAL COMPLIANCE    8.8  ENVIRONMENTAL COMPLIANCE.

               (a) Except as set forth on Schedule 8.8 hereto, Borrowers and each Restricted Subsidiary have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder where such violation would be reasonably expected to have a Material Adverse Effect and the operations of Borrowers and any Subsidiary comply in all respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder where the failure to so comply would reasonably be expected to have a Material Adverse Effect.

               (b) Except as set forth on Schedule 8.8 hereto, there has not been (i) any investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrowers' knowledge threatened in writing, with respect to any non-compliance with or violation of the requirements of any Environmental Law by a Borrower and any Restricted Subsidiary where such non-compliance or violation would reasonably be expected to have a Material Adverse Effect or (ii) any release, spill or discharge, threatened or actual, of any Hazardous Material or generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects a Borrower or its business, operations or assets or any properties at which a Borrower or Subsidiary has transported, stored or disposed of any Hazardous Materials where such non-compliance or violation would reasonably be expected to have a Material Adverse Effect.

               (c) Borrowers and their Subsidiaries have no liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which would reasonably be expected to have a Material Adverse Effect.

               (d) Borrowers and the Restricted Subsidiaries have all material licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrowers under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect in all material respects.

         8.9   EMPLOYEE BENEFITS      8.9   EMPLOYEE BENEFITS.

               (a) Each Plan is in material compliance with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best knowledge of Borrowers, nothing has occurred which would cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

               (b) There are no pending or to the best of Borrowers= knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

               (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the
Code) exceed such Plan's liabilities under Section 4001(a)(16) of ERISA, except as set forth on Schedule 8.9 hereto; (iii) each Borrower and its ERISA Affiliate have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA) in excess of $250,000; (iv) each Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan in excess of $250,000; and (v) each Borrower and its ERISA Affiliates have not engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        8.10 BANK ACCOUNT S8.10 BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrowers maintained at any bank or other financial institution are set forth on Schedule
8.10 hereto, subject to the rights of Borrowers to establish new accounts in accordance with Section 9.13 below.

        8.11 INTELLECTUAL PROPERTY 8.11 INTELLECTUAL PROPERTY. Each Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrowers do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 hereto and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 hereto. To the best of Borrowers= knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by a Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and as of the date hereof, no claim or litigation is pending or threatened against or affecting a Borrower contesting its right to sell or use any such Intellectual Property. Schedule 8.11 sets forth all of the agreements or other arrangements of Borrowers pursuant to which a Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower as in effect on the date hereof. No trademark, servicemark or other Intellectual Property at any time used by a Borrower which is owned by another person, or owned by a Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender, is affixed to any Eligible Inventory, except to the extent permitted under the term of the license agreements listed on Schedule 8.11 hereto or any license agreements entered into by such Borrower after the date hereof.

         8.12  CAPITALIZATION       8.12     CAPITALIZATION.

               (a) All of the issued and outstanding: (i) shares of Capital Stock of Timet, as of the date hereof, are directly and beneficially owned and held by the persons listed on the Information Certificate, (ii) shares of Capital Stock of Timet UK Limited, THT, TIMET Millbury Corporation, TMCA International Inc., the Trust, TFMC, TIMET FSC, Ltd., TIMET Colorado Corporation and TIMET Real Estate Corporation are directly and beneficially owned and held by Timet (subject to transfers thereof as a result of mergers or consolidations, or liquidations or dissolutions, in each case permitted hereunder), and (iii) shares of Capital Stock of TIMET Castings Corporation are directly and beneficially owned and held by TIMET Millbury Corporation (subject to transfers thereof as a result of mergers or consolidations, or liquidations or dissolutions, in each case, permitted hereunder) , and in each case under clauses (i), (ii) and (iii) above all of such shares referred to above have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

               (b) Each Borrower is, as of the date hereof, Solvent after the creation of the Obligations, the security interests of Lender and the other transactions contemplated hereunder.

         8.13  LABOR DISPUTES        8.13     LABOR DISPUTES.

               (a) Set forth on Schedule 8.13 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to a Borrower and any union, labor organization or other bargaining agent in respect of the employees of such Borrower on the date hereof.

               (b) There is (i) no unfair labor practice complaint pending against a Borrower or, to the best of Borrowers= knowledge, threatened against it, before the National Labor Relations Board, which if adversely determined against such Borrower would have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against a Borrower or, to best of Borrowers= knowledge, threatened in writing against it which if adversely determined against such Borrower would have a Material Adverse Effect, and (ii) no strike, labor dispute, slowdown or stoppage is pending against a Borrower or, to the best of Borrowers= knowledge, threatened against a Borrower as of the date hereof or any such strike, labor dispute, slowdown or stoppage after the date hereof which would reasonably be expected to have a Material Adverse Effect.

       8.14 CORPORATE NAME; PRIOR TRANSACTIONS 8.14CORPORATE NAME; PRIOR TRANSACTIONS. Each Borrower has not, during the past five years, been known by or used by any other corporate or fictitious name (except as permitted in Section 9.1 hereof) or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate or as permitted in Section 9.7(a) or Section 9.10(e) hereof.

       8.15 RESTRICTIONS ON RESTRICTED SUBSIDIARIES 8.15 RESTRICTIONS ON RESTRICTED SUBSIDIARIES. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness or Capital Stock of Borrowers permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on a Borrower or any of its Restricted Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets
(i) between a Borrower and any of its Restricted Subsidiaries or (ii) between any Restricted Subsidiaries of Borrower or (b) the ability of a Borrower or any of its Restricted Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral.

       8.16 MATERIAL CONTRACTS 8.16 MATERIAL CONTRACTS. Schedule 8.16 hereto sets forth all Material Contracts to which each Borrower is a party or is bound as of the date hereof. Borrowers have delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. Each Borrower is not in breach of or in default under any Material Contract and has not received any notice of the intention of any other party thereto to terminate any Material Contract (which for this purpose shall only mean those Material Contracts specified in Schedule 8.16 or other Material Contracts entered after the date hereof, in each case where the breach, nonperformance, cancellation, termination or failure to renew would be reasonably expected to have a Material Adverse Affect).

     8.17  TRECO PROPERTY; BMI PROPERTY   8.17     TRECO PROPERTY; BMI PROPERTY.

               (a) Schedule 1.99 hereto contains a true, correct and complete description of the Treco Property. The real property described on Schedule 1.99 does not include the portion of parcel 6 that is to be retained by Timet after the proposed transfer of legal title by Timet to Treco LLC. Seventy-five (75%) percent of the membership interests of Treco LLC are owned by Tremont Corporation. Timet authorized the transfer of the Treco Property to Treco LLC in October of 1995. As of the date hereof, the Treco Property is beneficially owned by Treco LLC and Timet has record ownership thereof. The Treco Property is not material to or necessary or desirable for the conduct by any Borrower of its operations or business or the operation and use of any other Real Property and the transfer thereof shall not have an adverse affect on the value, or the ability to use, any of the remaining assets of Borrowers in a manner consistent with the current uses thereof or the ability of Lender to realize on the other assets of Borrowers.

               (b) Schedule 1.7 hereto contains a true, correct and complete description of the BMI Property. Timet is not obligated to transfer the BMI Property until such time as the BMI Property is no longer required by Timet for pollution abatement. Timet does not have any liability for and does not intend to pay any of the costs and expenses required so that the BMI Real Property is no longer required by Timet for pollution abatement, except that under certain circumstances, Timet may be required to pay up to $2,000,000 for such costs and expenses which exceed $15,900,000. As of the date of any transfer of the BMI Real Property, such Real Property will not be material to or necessary or desirable for the conduct by any Borrower of its operations or business or the operation and use of any other Real Property and the transfer thereof shall not have an adverse affect on the value, or the ability to use, any of the remaining assets of Borrowers in a manner consistent with the current uses thereof or the ability of Lender to realize on the other assets of Borrowers.

       8.18 INTERRELATED BUSINESSES 8.18 INTERRELATED BUSINESSES. Timet is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of THT, each Restricted Subsidiary (other than Timet Castings Corporation) and Timet UK Limited. Timet Millbury Corporation, a wholly-owned Subsidiary of Timet is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of Timet Castings Corporation. Borrowers, Guarantors and the other Restricted Subsidiaries make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers, Guarantors and the other Restricted Subsidiaries share an identity of interests such that any benefit received by any one of them benefits the others. Borrowers, Guarantors and the other Restricted Subsidiaries render services to or for the benefit of the other Borrower and/or Guarantors and other Restricted Subsidiaries, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers, Guarantors and the other RESTRICTED SUBSIDIARIES (INCLUDING INTER ALIA, the payment by Borrowers and Guarantors of creditors of the other Borrowers or Guarantors and guarantees by Borrowers and Guarantors of indebtedness of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors). Borrowers, Guarantors and the other Restricted Subsidiaries have centralized accounting and legal services, common officers and directors and are identified to creditors as a single economic and business enterprise.

        8.19 ACCURACY AND COMPLETENESS OF INFORMATION 8.19 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of a Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Lender in writing.

      8.20 SURVIVAL OF WARRANTIES; CUMULATIVE 8.20 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which a Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS
SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 MAINTENANCE OF EXISTENCE.1 MAINTENANCE OF EXISTENCE. Each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights (other than pursuant to a merger permitted hereunder or a liquidation or dissolution permitted hereunder) and franchises with respect thereto and maintain in full force and effect all material permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted where the failure to maintain any of the same would have a Material Adverse Effect. Each Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and each Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

      9.2 NEW COLLATERAL LOCATIONS 9.2 NEW COLLATERAL LOCATIONS. Each Borrower may open any new location within the continental United States provided such Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location (and if it is a location which is not owned by Borrowers, the names and addresses of the owners and/or operators thereof) and
(b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC or PPSA financing statements. For purposes hereof, a "new location" shall mean any location of Collateral other than those set forth in the Information Certificate.

9.3   COMPLIANCE WITH LAWS, REGULATIONS, ETC
9.3   COMPLIANCE WITH LAWS, REGULATIONS, ETC.

               (a) Each Borrower shall, and shall cause any Restricted Subsidiary to, at all times, comply in all respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws, where the failure to so comply would have a Material Adverse Effect.

               (b) Each Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance in all material respects with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of such Borrower or its Affiliates who are familiar with the requirements of the Environmental Laws. Upon Lender=s request, copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Lender. Each Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and upon Lender=s request, shall regularly report to Lender on such response.

               (c) Each Borrower shall give both oral and written notice to Lender promptly upon such Borrower's receipt of any notice of, or such Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material which would reasonably be expected to have a Material Adverse Effect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any material non-compliance with or violation of any Environmental Law by a Borrower or (B) the material release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which would reasonably be expected to have a Material Adverse Effect or (D) any other environmental, health or safety matter, which affects a Borrower or its business, operations or assets or any properties at which a Borrower transported, stored or disposed of any Hazardous Materials which would reasonably be expected to have a Material Adverse Effect.

               (d) Without  limiting the generality of the  foregoing,  whenever
Lender reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of a Borrower in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Lender's request and Borrowers' expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where such Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

               (e) Each Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of a Borrower and the preparation and implementation of any closure, remedial or other required plans except for losses, claims, damages, liabilities, costs and expenses as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      9.4 PAYMENT OF TAXES AND CLAIMS 9.4 PAYMENT OF TAXES AND CLAIMS. Each Borrower shall, and shall cause any Restricted Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or such Restricted Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books in accordance with GAAP. Each Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein to the extent provided in Section 6.5 hereof, and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      9.5 INSURANCE 9.5 INSURANCE. Each Borrower shall, and shall cause any Restricted Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Lender acknowledges that as of the date hereof Borrowers' current insurance coverages set forth on Schedule 9.5 hereto are reasonably satisfactory to Lender as to form, amount and insurer based on the circumstances of Borrowers as of the date hereof disclosed to Lender in writing. Borrowers shall furnish certificates, policies or endorsements to Lender as Lender shall reasonably require as proof of such insurance, and, if a Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage as to Borrower or the Restricted Subsidiaries and that Lender may act as attorney for such Borrower or the Restricted Subsidiaries in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance as to any Borrower or Restricted Subsidiary. Each Borrower shall cause Lender to be named as a loss payee under all policies providing coverage for any loss of, or damage to, any assets of any Borrower or Restricted Subsidiary and an additional insured (but without any liability for any premiums) under such insurance policies and each Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance to the extent relating to any loss or damage to any assets of any Borrower or Restricted Subsidiary, or as may otherwise constitute Collateral, shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by a Borrower or any of its Affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

9.6   FINANCIAL STATEMENTS AND OTHER INFORMATION
9.6   FINANCIAL STATEMENTS AND OTHER INFORMATION.

               (a) Each Borrower shall, and shall cause any Restricted Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower and its Subsidiaries in accordance with GAAP. Borrowers shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and the Restricted Subsidiaries, and to notify the auditors and accountants of Borrowers that Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers shall furnish or cause to be furnished to Lender, the following: (i) within thirty (30) days after the end of each fiscal month (except that, if a month is the last month in a fiscal quarter, within forty-five (45) days after the end of such fiscal month), monthly unaudited consolidated financial information (including in each case balance sheets, statements of income and loss and statements of shareholders' equity), and in addition, upon Lender's request, at any time that Excess Availability may be equal to or less than $25,000,000, unaudited consolidating financial information (including in each case balance sheets, statements of income and loss and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Timet and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Timet, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such month, whether Borrowers were in compliance with the covenants set forth in Section
9.18 of this Agreement for such month and the calculations used in determining the Fixed Charge Coverage Ratio for purposes of determining the Interest Rate as of the last day of the immediately preceding fiscal quarter (provided that Borrower shall not be required to include such calculations if Borrowers shall state in the compliance certificate that Borrowers agree that for purposes of determining the Interest Rate and the unused line fee the Fixed Charge Coverage Ratio for such fiscal quarter shall be deemed to be less than 1.25 to 1, regardless of the actual Fixed Charge Coverage Ratio as of such date), (ii) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated statements of cash flow of Timet and its Subsidiaries and in addition, upon Lender=s request, at any time that Excess Availability may be equal to or less than $25,000,000, quarterly unaudited consolidating statements of cash flow of Timet, in each case, all in reasonable detail, fairly presenting the cash flow and results of the operations of Timet and its Subsidiaries as of the end of and for such fiscal quarter, and (iii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial information of Timet and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Timet and its
Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Timet and if other than such accountants retained for such purposes as of the date hereof, reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Timet and its Subsidiaries as of the end of and for the fiscal year then ended.

               (b) Borrowers shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim that involves amounts in excess of $1,000,000 relating to any Collateral or which would result in any material adverse change in a Borrower's business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract of a Borrower being terminated (other than at the end of the scheduled term of such Material Contract, so long as Borrowers shall have previously provided to Lender in writing a copy of such Material Contract) or amended in writing in any material respect, or any new Material Contract being entered into (in which event Borrowers shall provide Lender with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $5,000,000 shall have been entered against a Borrower or any of its properties or assets,
(iv) any notification of violation of laws or regulations received by or on behalf of a Borrower where such violation would reasonably be expected to have a Material Adverse Effect, (v) any ERISA Event, and (vi) the occurrence of any Event of Default or act, condition or event which, with notice or the passage of time or giving of notice or both, would constitute an Event of Default. In addition, Borrowers shall provide Lender monthly with a report of all locations of Inventory at consignees, processors, subcontractors, warehouses, bailees or other third parties indicating the name and address of such person and the approximate amount of the Inventory at such location.

               (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which a Borrower sends to its stockholders generally and copies of all reports and registration statements which a Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

               (d) Each Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Timet and its Subsidiaries, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of such Borrower to any court or other Government Authority or to any participant or assignee or prospective participant or assignee, subject to Section 12.6 hereof. Each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at such Borrower's expense, to the extent not already provided to Lender by Borrowers, copies of the financial statements of such Borrower and any reports or management letters prepared by such accountants or auditors on behalf of such Borrower and delivered or to be delivered to the audit committee of Timet consistent with the current practices of Timet as of the date hereof or as otherwise required by applicable law. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

9.7      SALE OF ASSETS, CONSOLIDATION,  MERGER, DISSOLUTION, ETC.
9.7      SALE OF ASSETS, CONSOLIDATION,  MERGER, DISSOLUTION, ETC.
Each Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly,

               (a) merge into or with or consolidate with any other Person or permit any other Person to merge INTO OR WITH OR CONSOLIDATE WITH IT, EXCEPT, THAT, any Borrower, Guarantor or other Restricted Subsidiary may MERGE WITH AND INTO OR CONSOLIDATE WITH ANY OTHER BORROWER, GUARANTOR OR OTHER RESTRICTED SUBSIDIARY, PROVIDED, THAT, each of the following conditions is satisfied as determined by Lender: (i) Lender shall have received not less than ten (10) Business Days prior written notice of the intention of such Borrower or Guarantor to so merge or consolidate and such information with respect thereto as Lender may request, (ii) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (iii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State, (iv) the surviving entity shall immediately upon the effectiveness of the merger expressly confirm in writing pursuant to an agreement, in form and substance satisfactory to Lender, its continuing liability in respect of the Obligations and Financing Agreements and execute and deliver such other agreements, documents and instruments as Lender may reasonably request in connection therewith, (v) the surviving entity shall, immediately before and immediately after giving effect to such transaction or series of transactions have an Adjusted Net Worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the Adjusted Net Worth of the entities involved in such merger or consolidation immediately prior to such transaction or series of transactions (as reduced by any reasonable costs and expenses directly related to such merger), (vi) if the merger or consolidation involves a Borrower with a Restricted Subsidiary, such Borrower shall be the surviving entity or in the case of a merger or consolidation between Timet and THT, Timet shall be the surviving corporation, (vii) such merger or consolidation shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower, Guarantor or such other Restricted Subsidiary is a party or may be bound, (viii) such merger or consolidation shall be done in accordance with the requirements of all applicable laws and regulations, (ix) effective upon such merger or consolidation, all of the assets and properties of Guarantor or other Restricted Subsidiary involved in such merger or consolidation shall be duly and validly transferred and assigned to the Borrower in the case of any merger or consolidation involving a Borrower, or otherwise to the surviving entity, free and clear of any liens, restrictions or encumbrances other than the security interests and liens of Lender or other security interests expressly permitted hereunder (and Lender shall have received such evidence thereof as Lender may require), (x) Lender shall have received such deeds, assignments or other agreements as Lender may request to evidence and confirm the transfer of such assets to the surviving entity of such merger or consolidation, (xi) to the extent the assets transferred are of a Guarantor, the Borrower, Guarantor or other Restricted Subsidiary shall acquire such assets subject to the security interests and liens of Lender which shall continue in full force and effect as to the assets transferred and upon Lender's request, the Borrower, Guarantor or other Restricted Subsidiary shall acknowledge the same in writing pursuant to an agreement in form and substance satisfactory to Lender and shall execute and deliver to Lender such agreements, documents and instruments as Lender may require (including guarantees, security agreements, UCC and PPSA financing statements), (xii) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such merger or consolidation or otherwise become liable in respect of any obligation or liabilities of the Person with whom it is merging or consolidating, unless such Indebtedness is expressly permitted hereunder and such obligations and liabilities are not prohibited under this Agreement or any of the other Financing Agreements, and
(xiii) each Obligor shall ratify and confirm that its guarantees of the Obligations shall apply to the Obligations as assumed by such surviving entity; or

               (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock to any OTHER PERSON OR ANY OF ITS ASSETS TO ANY OTHER PERSON, EXCEPT FOR

                     (i) sales of Inventory in the ordinary course of business (including sales of Inventory to Unrestricted Subsidiaries and the Timet Affiliates, but subject to Section 9.12 hereof);

                     (ii) the disposition of worn-out or obsolete Equipment so long as (A) any proceeds are paid to Lender for application to the Obligations (without any permanent reduction in the Maximum Credit as a result of such application) and (B) such sales do not involve Equipment having an appraised or derly liquidation value (as set forth in the most recent acceptable appraisal thereof received by Lender), or in the case of any such Equipment which is not included in such appraisal, having a fair market value, in the aggregate in excess of $750,000 for all such Equipment disposed of in any fiscal year of Borrowers;

                     (III) THE SALE, WRITE-OFF OR OTHER DISPOSITION BY TFMC OF THE SMC STOCK, PROVIDED, THAT, as

to any such sale or other disposition each of the following conditions is satisfied: (A) Lender shall have received not less than ten (10) Business Days prior written notice of any such sale or other disposition, which notice shall set forth in reasonable detail satisfactory to Lender, the parties to such sale or other disposition, the purchase price and the manner of payment thereof and such other information with respect thereto as Lender may request, (B) the consideration received in connection with any such sale or other disposition shall be at least equal to the fair market value of the SMC Stock, (C) in the case of a sale or other disposition, not less than eighty (80%) percent of such consideration shall be payable in cash or Cash Equivalents, (D) in the case of a sale or other disposition, such sale or other disposition shall be on fair and reasonable prices and terms no less favorable than would be obtained in a bona fide arm=s length transaction and if to a Borrower or other Restricted Subsidiary, such a sale or other disposition shall be subject to the pledge and security interest of Lender therein, (E) all net proceeds payable or delivered to TFMC or any Borrower or any Affiliate of Borrower pursuant to such sale shall be paid or delivered, or caused to be paid or delivered to Lender for application to the Obligations (without any permanent reduction in the Maximum Credit as a result of such application) or if no Obligations pursuant to or in connection with any Loans are then outstanding, then to be held as cash collateral for the Obligations arising pursuant to or in connection with any Letter of Credit Accommodations on terms and conditions acceptable to Lender (and if no Obligations arising pursuant to or in connection with any Loans or Letter of Credit Accommodations are then outstanding, and no Event of Default shall exist or have occurred, then upon Timet's request, such proceeds shall be delivered to Timet, subject to applicable law or court order or order of any other Governmental Authority);

                     (iv) the grant by Timet after the date hereof of a non-exclusive license to any person for THE USE OF ANY INTELLECTUAL PROPERTY CONSISTING OF TRADEMARKS OR PATENTS OWNED BY TIMET, PROVIDED, THAT, as to each and all of such licenses, each of the following conditions is satisfied,
(A) at the time of the grant of the license and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (B) the rights of the licensee in the trademarks or patents subject to such license shall be subject and subordinate in all respects to the rights therein of Lender, (C) such licenses shall not include any limitations or restrictions on the use of such trademarks or patents by any Borrower or Guarantor or which would limit or restrict the ability of Lender to use such trademarks or patents pursuant to its rights hereunder or under any of the other Financing Agreements or to sell or otherwise realize on such trademarks or patents, and (D) Lender shall have received true, correct and complete copies of the executed license agreement, promptly after the execution thereof;

     (v) the disposition through the abandonment, cancellation or other failure to maintain any trademark or other Intellectual Property which is no longer used or useful in the business of Borrowers, Guarantors and their Subsidiaries (and does not appear on, or is otherwise not affixed to or incorporated in, any Inventory or Equipment or is necessary in connection with the Records of Timet) and has a value of less than $250,000;

     (vi) the transfer, directly or by one or more intermediate transfers to Timet or another Restricted Subsidiary, of the Capital Stock of Loterios SpA to Timet UK Limited or any Subsidiary of Timet UK Limited;

     (VII) THE TRANSFER OF LEGAL TITLE BY TIMET TO TRECO LLC OF THE TRECO PROPERTY; PROVIDED,THAT, Lender shall have received true, correct and complete copies of the agreements relating to such transfer;

     (viii) the sale or transfer by Timet of the BMI Property to Basic Environmental Company

LLC and Basic Remediation Company LLC pursuant to the terms of the Pabco/Warm Springs Agreement for Reconveyance of Property, dated as of June 30, 1999, by and among Timet, Basic Environmental Company LLC and Basic Remediation COMPANY LLC (AS IN EFFECT ON THE DATE HEREOF), PROVIDED, THAT, (A) Lender shall have received a true, correct and complete copy of such Agreement for Reconveyance of Property and all agreements, documents and instruments related thereto, and (B) all proceeds from such sale or transfer, if any, shall be paid or delivered to Lender for application to the Obligations (without any permanent reduction in the Maximum Credit as a result of such application);

     (ix) the sale or transfer by Timet, including by a grant of easement or other transfer

(with right of reversion) of approximately 9,800 square feet of undeveloped, vacant land in Henderson, Nevada adjacent to the existing Federal government property interests to the Colorado River Commission for purposes of CONSTRUCTION AND MAINTENANCE OF A NEW ELECTRIC FACILITY STEPDOWN YARD; PROVIDED, THAT, (A) Lender shall have received not less than ten (10) Business Days prior written notice of such sale or transfer, (B) the transfer thereof shall not in the good faith determination of Lender have an adverse affect on the value, or the ability to use, any of the remaining assets of Borrowers in a manner consistent with current uses thereof or the ability of Lender to realize on the remaining assets of Borrowers and (C) all proceeds from such sale or transfer, if any, shall be paid to Lender for application to the Obligations (without any permanent reduction in the Maximum Credit as a result of such application);

     (x) the sale or transfer by Timet of any land (other than the Treco Property, and the BMI Property or as provided in Section 9.7(b)(xi) above) in the vicinity of Timet=s Henderson, Nevada plant which land is not currently used or reasonably expected to be used in the forseeable future for Timet=s titanium metals OPERATIONS (CONSTITUTING APPROXIMATELY 130 ACRES), PROVIDED, THAT, as to any such sale or transfer, each of the following conditions is satisfied as determined by Lender in good faith: (A) Lender shall have received not less than ten (10) Business Days' prior written notice of the proposed sale by Timet of any such property, which notice shall specify the parties to any proposed agreement with respect thereto and the total amount of all cash or other proceeds (including the net proceeds) which it is anticipated will be received by Timet with respect to such sale or transfer and such other matters as Lender may request, (B) all proceeds are paid to Lender for application to the Obligations (without any permanent reduction in the Maximum Credit as a result of such application), (C) each such sale or transfer shall be on fair and reasonable prices and terms on terms no less FAVORABLE THAN WOULD BE OBTAINED IN A BONA FIDE arms'-length transaction with a person that is not an Affiliate, PROVIDED, THAT, if such sale or transfer is to the other Borrower or a Restricted Subsidiary, such Borrower or Restricted Subsidiary shall acquire such property subject to the mortgage and lien thereon of Lender and shall promptly execute and deliver such agreements with respect thereto as Lender may request, and (D) as of the date of such sale or transfer and after giving effect thereto, no Event of Default shall exist or have occurred or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

     (xi) the issuance and sale by Timet of Capital Stock of Timet after the date hereof or the issuance and sale by any Restricted Subsidiary of Capital Stock of such Restricted Subsidiary to Timet or another RESTRICTED SUBSIDIARY; PROVIDED, THAT, (A) Lender shall have received not less than ten (10) Business Days prior written notice of such issuance and sale by Timet or such Restricted Subsidiary, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Timet or such Restricted Subsidiary from such sale, (B) Borrowers shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof (except (1) in the case where THT is the issuer of such Capital Stock, to the extent permitted under Section 9.11 hereof and (2) Borrowers may make payments as capital contributions in exchange for such Capital Stock upon its issuance to the extent Borrowers are permitted to make such capital contributions under Section 9.10 hereof), (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrowers to request or receive Loans or Letter of Credit Accommodations or the right of Borrowers to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers with Lender or are more restrictive or burdensome to Borrowers than the terms of any Capital Stock in effect on the date hereof, (D) in the case of the issuance by any Restricted Subsidiary of Capital Stock, promptly upon Lender's request (1) Timet or the Restricted Subsidiary receiving such Capital Stock, as the case may be, shall execute and deliver to Lender in form and substance satisfactory to Lender, a pledge and security agreement granting to Lender a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of such Restricted Subsidiary, and (2) Timet or the Restricted Subsidiary receiving such Capital Stock, as the case may be, shall deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company) together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company),
(E) any proceeds payable to Timet or any Restricted Subsidiary in connection with the issuance and sale of such Capital Stock shall be paid to Lender for application to the Obligations (without any permanent reduction in the Maximum Credit as a result of such application) or if no Obligations pursuant to or in connection with any Loans are then outstanding, then to be held as cash collateral for the Obligations arising pursuant to or in connection with any Letter of Credit Accommodations on terms and conditions acceptable to Lender (and if no Obligations arising pursuant to or in connection with any Loans or Letter of Credit Accommodations are then outstanding, and no Event of Default shall exist or have occurred, then upon Timet's request, such proceeds shall be delivered to Timet, subject to applicable law or court order or order of any other Governmental Authority), and (F) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

     (xii) the issuance of Capital Stock of Timet consisting of common stock pursuant to any stock option plan or restricted stock plan of Timet for the benefit of its employees, directors and consultants, PROVIDED, THAT, (A) in no event shall Timet be required to issue, or shall Timet issue, Capital Stock pursuant to such stock or restricted stock option if it would result in a Change of Control or other Event of Default and (B) Borrowers shall give Lender prior written notice of the terms of such stock option or restricted stock plan and such other information with respect thereto as Lender may reasonably request;

     (xiii) the sale by Timet of the Capital Stock of ValTimet, Timet Savoie, S.A. or MZI, LLC to the other holders of Capital Stock of such person pursuant to the terms of agreements of Timet with such other HOLDERS AS IN EFFECT ON THE DATE HEREOF, PROVIDED, THAT, all proceeds from such sale shall be paid to Lender for application to the Obligations (without any permanent reduction in the Maximum Credit as a result of such application);

     (xiv) the transfer by Timet to Timet UK Limited in the ordinary course of business consistent with current practices as of the date hereof of a non-exclusive right to use certain Intellectual Property consisting of software for maintaining books and records developed by Timet for use by Timet UK Limited, PROVIDED, THAT, legal title to such Intellectual Property remains vested in Timet;

     (xv) transfers of assets or properties to the extent such transfers may be permitted under Section 9.9, Section 9.10 or Section 9.11 hereof;

               (c) wind up, liquidate or dissolve, except that THT or any other Restricted Subsidiary may wind UP, LIQUIDATE AND DISSOLVE, PROVIDED, THAT, each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Restricted Subsidiary shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower or such Restricted Subsidiary is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of THT or such Subsidiary (as the case may be) shall be duly and validly transferred and assigned to Timet, free and clear of any liens, restrictions or encumbrances other than the security interests and liens of Lender or other security interests expressly permitted hereunder (and Lender shall have received such evidence thereof as Lender may require), (iv) Lender shall have received all documents and agreements of Borrower or such Restricted Subsidiary as filed with any Governmental Authority or otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the Person which is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder or such obligations or liabilities are not prohibited under this Agreement or any of the other Financing Agreements, (vi) Lender shall have received not less than ten (10) Business Days prior written notice of the intention of THT or such Restricted Subsidiary to wind up, liquidate or dissolve, (vii) Lender shall have received such deeds, assignments or other agreements as Lender may request to evidence and confirm the transfer of such assets to Timet, (viii) to the extent the assets transferred are of THT or a Guarantor, Timet shall acquire such assets subject to the security interests and liens of Lender which shall continue in full force and effect as to the assets transferred and upon Lender's request, Timet shall acknowledge the same in writing pursuant to an agreement in form and substance satisfactory to Lender and shall execute and deliver to Lender such agreements, documents and instruments as Lender may require (including UCC and PPSA financing statements), and (ix) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred; or

               (d) agree to do any of the foregoing (unless such agreement has been consented to in writing by Lender or includes as a condition to the effectiveness of such agreement that Lender's consent thereto be obtained).

         9.8 ENCUMBRANCES9.8 ENCUMBRANCES. Each Borrower shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or OTHER ENCUMBRANCE OF ANY NATURE WHATSOEVER ON ANY OF ITS ASSETS OR PROPERTIES, INCLUDING THE COLLATERAL, EXCEPT: (a) the security interests and liens of Lender; (b) Customary Permitted Liens; (c) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof; (d) liens arising from (i) operating leases and the precautionary UCC or PPSA financing statement filings or registrations in respect thereof and (ii) equipment or other materials which are not owned by a Borrower located on the premises of such Borrower (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of Borrowers and the precautionary UCC or PPSA financing statement filings in respect thereof; (e) leases or subleases of any portion of the Real Property granted to others to the extent permitted under the Mortgages; (f) the security interests and liens set forth on Schedule 8.4 hereto; and (g) liens on assets of a Borrower or other Restricted Subsidiary (other than any Receivables, Inventory or Equipment or other assets which if not available to Lender would impair Lender=s rights or remedies as to any other Collateral), which liens secure obligations of such Borrower or Restricted Subsidiary other than Indebtedness, if any, which obligations in the aggregate do not exceed $500,000 (provided, that, Borrowers shall promptly provide notice of any such liens to Lender).

         9.9 INDEBTEDNESS9.9 INDEBTEDNESS. Each Borrower shall not, and shall not permit any Restricted Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, (and including any guarantee or otherwise becoming responsible for (directly or indirectly) the INDEBTEDNESS, OBLIGATIONS OR DIVIDENDS OF ANY OTHER PERSON),
EXCEPT:

               (a)   the Obligations;

               (b) purchase money Indebtedness (including Capital Leases) to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real estate not to exceed $5,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower or Restricted Subsidiary other than the Equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

               (c) Indebtedness of Borrowers under interest swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual agreements entered INTO FOR THE PURPOSE OF PROTECTING A PERSON AGAINST FLUCTUATIONS IN INTEREST RATES; PROVIDED, THAT, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

               (d) unsecured Indebtedness of Timet evidenced by or arising under the Subordinated Debentures (AS IN EFFECT ON THE DATE HEREOF) AND THE BUCS GUARANTEE (AS IN EFFECT ON THE DATE HEREOF); PROVIDED, THAT:

     (i) the principal amount of such Indebtedness shall not exceed $201,250,000, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, plus interest thereon at the rate provided for in the Subordinated Debentures as in effect on the date hereof,

     (ii) such Indebtedness of Timet is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment and satisfaction in full of all of the Obligations as set forth in the Subordinated Debenture Indenture and the BUCS Guarantee,

                     (iii) Borrowers shall not, directly or indirectly, make any payments in respect of such

INDEBTEDNESS, EXCEPT THAT:

     (A) Timet may make regularly scheduled payments of interest when due in accordance with the terms of the Subordinated Debentures as in effect on the date hereof and after not less than one (1) Business Day prior written notice to Lender, may otherwise pay any accrued and unpaid interest in respect of such INDEBTEDNESS, PROVIDED, THAT, in each case as to any such payment, each of the following conditions is satisfied as determined by Lender (except as Lender may otherwise agree): (1) as of the date three (3) Business Days prior to the date specified in Section 3.12 of the Subordinated Debenture Indenture, if any, by which Timet must notify the Subordinated Debenture Trustee of the exercise by Timet of its option to defer the next interest payment to become due and payable (and if no such date is specified, then as of the date three (3) Business Days prior to the date of the payment of such interest), the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive days shall have been not less than $25,000,000, (2) as of the date three (3) Business Days prior to the date specified in Section 3.12 of the Subordinated Debenture Indenture, if any, by which Timet must notify the Subordinated Debenture Trustee of the exercise by Timet of its option to defer the next interest payment to become due and payable (or if no such date is specified, then as of the date three (3) Business Days prior to the date of the payment of such interest) and after giving effect to the amount to be paid in respect of such interest payment, (aa) the Excess Availability shall be not less than $25,000,000, and
(bb) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

     (B) Timet may from time to time purchase BUCS in the open market or pursuant to PRIVATELY NEGOTIATED PURCHASES, PROVIDED, THAT, as to any such purchase each of the following conditions is satisfied as determined by Lender (except as Lender may otherwise agree): (1) as of the date three (3) Business Days prior to the date of any payment in respect of such purchase, the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive days shall have been not less than $25,000,000, (2) as of the date three (3) Business Days prior to any such payment and after giving effect to the amount to be paid in respect of such purchase, the Excess Availability shall be not less than $25,000,000, (3) as of the date three (3) Business Days prior to any such payment and after giving effect to the amount to be paid in respect of such purchase, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, and (4) Lender shall have received not less than one (1) Business Day prior written notice of the intention of Timet to make any such purchase, which notice shall specify the amount of BUCS to be purchased, the price thereof and such other information with respect thereto as Lender may request,

     (C) in addition to purchases permitted under clause (iii)(B) above, Timet may from TIME TO TIME PURCHASE BUCS IN THE OPEN MARKET OR PURSUANT TO PRIVATELY NEGOTIATED PURCHASE, PROVIDED, THAT, the only consideration paid or payable by Timet in respect of any such purchase is Capital Stock of Timet permitted to be issued hereunder or Capital Stock constituting treasury stock of Timet,

     (iv) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any ofthe material terms of such Indebtedness or any of the Subordinated Debentures, the Subordinated Debenture Indenture, the BUCS Guarantee and any related agreements, documents or instruments, as in effect on the date HEREOF, EXCEPT THAT, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except for purchases permitted under clause (iii)(B) and clause
(iii)(C) above), or set aside or otherwise deposit or invest any sums for such purpose, and

     (v) Borrowers shall furnish to Lender all notices or demands in connection with such Indebtedness either received by a Borrower or on its behalf promptly after the receipt thereof, or sent by a Borrower or on its behalf concurrently with the sending thereof, as the case may be;

               (e) unsecured Indebtedness of any Borrower to the other Borrower arising after the date hereof PURSUANT TO LOANS OR ADVANCES BY SUCH BORROWER TO SUCH OTHER BORROWER, PROVIDED, THAT, as to any such loan or advance, (i) each month Borrowers shall provide to Lender a report in form and substance satisfactory to Lender of any change in the outstanding amount of such loans or advances from the amount set forth in the most recent report thereof previously provided to Lender under this clause (e) (and a report for the first month after the date hereof of the outstanding amount of such loans), (ii) the Indebtedness arising pursuant to any such loan or advance shall not be evidenced by a promissory note or other instrument, unless all originals of such note or other instruments are delivered to Lender to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may require, and (iii) as of the date of such loan and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

               (f) Indebtedness of any Restricted Subsidiary to Timet arising after the date hereof pursuant to loans or advances by Timet to such Restricted Subsidiary, the proceeds of which are used to pay actual and necessary out-of-pocket administrative and operating expenses of such Restricted Subsidiary in the ordinary course of business in connection with its business as currently conducted as of the date hereof (including lease PAYMENTS, INSURANCE, FRANCHISE AND OTHER TAXES AND SIMILAR ITEMS), PROVIDED, THAT, the aggregate amount of all such loans and advances in any calendar year, together with the aggregate amount of the capital contributions by Timet to all Restricted Subsidiaries in such calendar year used for the payment of such items, shall not exceed $5,000,000 in the aggregate;

               (g) Indebtedness of any Restricted Subsidiary to Timet arising after the date hereof pursuant to loans or advances by Timet to such Restricted Subsidiary (other than loans and advances the proceeds of which are USED FOR THE PAYMENT OF ITEMS DESCRIBED IN CLAUSE (F) ABOVE), PROVIDED, THAT, as to any such loan or advance, each of the following conditions is satisfied as determined by Lender (except as Lender may otherwise agree), (i) each month Borrowers shall provide to Lender a report in form and substance satisfactory to Lender of any change in the outstanding amounts of such loans or advances from the amount set forth in the most recent report thereof previously provided to Lender under this clause (g) (and Borrowers shall provide to Lender a report for the first month after the date hereof of the outstanding amounts of such loans), (ii) the Indebtedness arising pursuant to any such loan or advance shall not be evidenced by a promissory note or other instrument, unless all originals of such notes or other instruments are delivered to Lender to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such notes as Lender may require, (iii) at any time, the aggregate amount of all such loans by Timet to all Restricted Subsidiaries outstanding at such time, together with the aggregate amount of all capital contributions by Timet to all Restricted Subsidiaries in the then current calendar year (other than those used for the payment of the items described in clause (f) above), shall not exceed $5,000,000, (iv) as of the date of such loan or advance and after giving effect thereto, the Excess Availability for each of the immediately preceding thirty
(30) consecutive days shall have been not less than $25,000,000, (v) as of the date of such loan or advance and after giving effect thereto, the Excess Availability shall be not less than $25,000,000 and (vi) as of the date of such loan or advance and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

               (h) Indebtedness of any Borrower or Restricted Subsidiary to any Unrestricted Subsidiary or Timet Affiliate arising after the date hereof pursuant to loans or advances by such Unrestricted Subsidiary or TIMET AFFILIATE TO SUCH BORROWER OR RESTRICTED SUBSIDIARY; PROVIDED, THAT, as to any such loan or advance each of the following conditions is satisfied as determined by Lender (except as Lender may otherwise agree), (i) if such Indebtedness is owing by any Borrower or Guarantor, Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement duly authorized, executed and delivered by the Unrestricted Subsidiary or Timet Affiliate making such loan or advance and the Borrower or Guarantor receiving such loan or advance in the form of Exhibit D hereto or as may otherwise be acceptable to Lender, providing that, among other things, (A) the Indebtedness arising pursuant to such loan or advance shall be subject to, and subordinate in right of payment to, the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender, and (B) such Borrower or Restricted Subsidiary, as the case may be, may only make regularly scheduled or other mandatory payments of principal and interest in RESPECT OF SUCH INDEBTEDNESS IN ACCORDANCE WITH THE TERMS THEREOF, PROVIDED, THAT, as to any such payment each of the following conditions is satisfied as determined by Lender (except as Lender may otherwise agree): (1) as of the date of such payment and after giving effect thereto, the Excess Availability for each of the immediately preceding thirty (30) consecutive days shall have been not less than $25,000,000, (2) as of the date of such payment and after giving effect thereto, the Excess Availability shall be not less than $25,000,000 and (3) as of the date of such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, and (ii) each month Borrowers shall provide to Lender a report in form and substance satisfactory to Lender of any change in the outstanding amount of such loans or advances from the amount set forth in the most recent report thereof previously provided to Lender under this clause (h) (and Borrowers shall provide to Lender a report for the first month after the date hereof of the outstanding amounts of such loans);

               (i) Indebtedness of any Borrower or Restricted Subsidiary to any other Restricted Subsidiary arising after the date hereof pursuant to loans or advances by such Restricted Subsidiary to such Borrower or SUCH OTHER RESTRICTED SUBSIDIARY; PROVIDED, THAT, as to any such loan or advance, (i) if such Indebtedness is owing by a Borrower or Guarantor, Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement, duly authorized, executed and delivered by the Restricted Subsidiary making such loan or advance and the Borrower or Guarantor receiving such loan or advance in the form of Exhibit D hereto or as may otherwise be acceptable to Lender, providing that, among other things, (A) the Indebtedness arising pursuant to such loan or advance shall be subject to, and subordinate in right of payment to, the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender, and (B) such Borrower or Restricted Subsidiary, as the case may be, may only make regularly scheduled or other mandatory payments of principal and interest in respect of such Indebtedness in accordance with the terms THEREOF, PROVIDED, THAT, as to any such payment each of the following conditions is satisfied as determined by Lender (except as Lender may otherwise agree): (1) as of the date of such payment and after giving effect thereto, the Excess Availability for each of the immediately preceding thirty (30) consecutive days shall have been not less than $25,000,000, (2) as of the date of such payment and after giving effect thereto, the Excess Availability shall be not less than $25,000,000 and (3) as of the date of such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (ii) if such Indebtedness is owing to a Restricted Subsidiary that is a Guarantor, the Indebtedness arising pursuant to such loan or advance shall not be evidenced by a promissory note or other instrument, unless the originals of all notes or other instruments are delivered to Lender to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such notes as Lender may require, and (iii) each month Borrowers shall provide to Lender a report in form and substance satisfactory to Lender of any change in the outstanding amount of such loans or advances from the amount set forth in the most recent report thereof previously provided to Lender under this clause (i) (and Borrowers shall provide to Lender a report for the first month after the date hereof of the outstanding amounts of such loans);

               (j) Indebtedness of Subsidiaries of Timet arising pursuant to guarantees by any Subsidiaries of Timet of the Obligations in favor of Lender;

               (k) unsecured Indebtedness of Timet consisting of the contingent reimbursement obligations of Timet to Bankers Trust Company in respect of the Existing Letter of Credit (as in effect on the date hereof), together with certain breakage fees related to borrowings by Timet prior to the date hereof from the Existing Lenders under the arrangements of Timet with the Existing Lenders which are being terminated as of the date hereof, and amounts owing to the Existing Lenders for legal fees and expenses and the unsecured Indebtedness of Timet consisting of the contingent reimbursement obligations of Timet to Nevada State Bank in respect of letter of credit no. 199903 dated March 17, 1999 issued by the Nevada State Bank for the account of Timet payable to the STATE OF NEVADA, DEPT. OF INSURANCE AS BENEFICIARY IN THE AMOUNT OF $1,289,000, PROVIDED, THAT, (i) Borrowers shall not, directly or indirectly, amend, modify, alter or change the terms of such Indebtedness, the Existing Letters of Credit, the letter of credit issued by Nevada State Bank referred to above or any reimbursement agreement or other agreement related thereto (except to the extent required in connection with the replacement of the Existing Letter of Credit),
(ii) the State of Nevada, Dept. of Insurance has and shall have the right to draw on the Existing Letter of Credit (or any Letter of Credit Accommodation issued after the date hereof to replace the Existing Letter of Credit) for all amounts owing to it, and (iii) Borrowers shall furnish to Lender all notices or demands in connection with such Indebtedness, either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

               (l) unsecured Indebtedness of any Borrower or Restricted Subsidiary arising after the date hereof to any person other than another Borrower, or Restricted Subsidiary or any Unrestricted Subsidiary or TIMET AFFILIATE, PROVIDED, THAT, as to each and all of such Indebtedness, each of the following conditions is satisfied as determined by Lender (except as Lender may otherwise agree): (i) Lender shall have received not less than ten (10) Business Days prior written notice of the intention of such Borrower or Restricted Subsidiary, as the case may be, to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Lender may reasonably request with respect thereto, (ii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iii) on and before the date of incurring such Indebtedness and after giving effect thereto, no Event of Default, or act, condition or event which with the passage of time or both would constitute an Event of Default, shall exist or have occurred, (iv) such Indebtedness shall be incurred by such Borrower or Restricted Subsidiary, as the case may be, at commercially reasonable rates and terms in an arm's length transaction or with an Affiliate, but if with an Affiliate at rates and on terms no less favorable to Borrowers than Borrowers would obtain in a comparable arm's length transaction with a person who is not an Affiliate, (v) such Indebtedness shall not at any time include any terms that include any limitation on the right of Borrowers to request or receive Loans or Letter of Credit Accommodations or the right of Borrowers to amend, modify, supplement, replace, renew or extend any of the terms or conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or adversely affect the arrangements of Borrowers with Lender and such Indebtedness shall not at any time include terms and conditions which in any manner adversely affect Lender or any rights of Lender as determined in good faith by Lender and confirmed by Lender to such Borrower in writing, (vi) the aggregate amount of such Indebtedness shall not exceed $5,000,000, (vii) such Borrower or Restricted Subsidiary, as the case may be, shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any AGREEMENT, DOCUMENT OR INSTRUMENT RELATED THERETO, EXCEPT, THAT, such Borrower or Restricted Subsidiary may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith or to make any provision thereof less restrictive or burdensome to any Borrower or Restricted Subsidiary, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled or other mandatory payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (viii) such Borrower or Restricted Subsidiary shall furnish to Lender all notices or demands in connection with such Indebtedness either received by such Borrower or Restricted Subsidiary or on its behalf promptly after the receipt thereof, or sent by such Borrower or Restricted Subsidiary or on its behalf concurrently with the sending thereof, as the case may be;

               (M) THE INDEBTEDNESS SET FORTH ON SCHEDULE 9.9 HERETO; PROVIDED, THAT, (i) Borrowers may only make regularly scheduled or other mandatory payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in EFFECT ON THE DATE HEREOF, PROVIDED, THAT, as to any
Indebtedness set forth on Schedule 9.9 of a Borrower owing to any Affiliate (other than in the case of a Borrower, Indebtedness owing to the other Borrower or to TFMC, or in the case of a Guarantor, Indebtedness owing to a Borrower or to TFMC), such Borrower or Guarantor shall not make, or be required to make, any payment in respect of such Indebtedness unless as to any such payment each of the following conditions is satisfied as determined by Lender (except as Lender may otherwise agree): (A) as of the date of such payment and after giving effect thereto, the Excess Availability for each of the immediately preceding thirty
(30) consecutive days shall have been not less than $25,000,000, (B) as of the date of such payment and after giving effect thereto, the Excess Availability shall be not less than $25,000,000 and (C) as of the date of such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or ANY AGREEMENT, DOCUMENT OR INSTRUMENT RELATED THERETO AS IN EFFECT ON THE DATE HEREOF EXCEPT, THAT, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices or demands in connection with such Indebtedness either received by a Borrower or on its behalf, promptly after the receipt thereof, or sent by a Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and

               (n) any other  Indebtedness  which is not  permitted  under  this
Section 9.9, to the extent such Indebtedness, if any, is permitted under Section 9.7, Section 9.10 or Section 9.11 hereof.

         9.10 LOANS AND INVESTMENTS, ETC.9.10 LOANS AND INVESTMENTS, ETC. Each Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in any person (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any PERSON, OR FORM OR ACQUIRE ANY SUBSIDIARIES, OR AGREE TO DO ANY OF THE FOREGOING, EXCEPT:

               (a) the extension of trade credit in the ordinary course of business and the endorsement of instruments for collection or deposit in the ordinary course of business;

               (B) INVESTMENTS IN CASH OR CASH EQUIVALENTS, PROVIDED, THAT, (i) no Loans are then outstanding, EXCEPT THAT, notwithstanding that any Loans are outstanding, (A) Borrowers or any Restricted Subsidiary may from time to time in the ordinary course of business consistent with the current practices of Borrowers or such Restricted Subsidiary as of the date hereof have Cash Equivalents consisting of overnight investments purchased with amounts received by such Borrower in the Blocked Accounts (or in the case of a Restricted Subsidiary, the applicable bank account), in each case to the extent required as part of the cash management of Borrowers or such Restricted Subsidiary so long as the aggregate amount of such Cash Equivalents does not exceed $1,000,000 at any time, and (B) Borrowers or any Restricted Subsidiary may from time to time in the ordinary course of business consistent with the current practices of Borrowers or such Restricted Subsidiary as of the date hereof make deposits of cash or other immediately available funds in operating demand deposit accounts used for disbursements to the extent required to provide funds for amounts drawn or anticipated to be drawn shortly on such accounts and such funds may be held in Cash Equivalents consisting of overnight investments until so drawn (so long as such funds and Cash Equivalents are not held more than five (5) Business Days from the date of the initial deposit thereof and do not exceed $1,000,000 at any time) and (C) TFMC may hold cash or Cash Equivalents purchased with amounts received by TFMC constituting payment in respect of Indebtedness owing by certain of its Affiliates to it, so long as such funds and Cash Equivalents are not held for more than five (5) Business Days from the date of the initial deposit thereof, and TFMC shall promptly use such funds only to make loans, dividends, capital contributions or other payments to a Borrower, and (ii) as to any of the foregoing, promptly upon Lender's request, Borrowers shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

               (c) the existing equity investments of Timet as of the date hereof in its Subsidiaries and the TIMET AFFILIATES PROVIDED, THAT, the investment of Timet in ValTimet or MZI, LLC may increase as the result of the purchase by Timet of the Capital Stock of any such person which Timet is required to purchase from the other holders of Capital Stock in any such person pursuant to the terms of such agreements of Timet with such persons as in effect on the date hereof;

               (d) the formation or  acquisition  by Timet after the date hereof of one or more Subsidiaries INCORPORATED OR ORGANIZED UNDER THE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA; PROVIDED, THAT, promptly after the aggregate amount of all loans, advances, capital contributions or other investments or payments by Timet to, or for the acquisition of, such Subsidiaries or otherwise in connection therewith exceeds $1,000,000 (except as Lender may otherwise agree): (i) Timet shall cause such Subsidiaries to execute and deliver to Lender, in form and substance satisfactory to Lender, (A) an absolute and unconditional guarantee of payment of the Obligations, (B) a security agreement granting to Lender a first security interest and lien (except as otherwise consented to in writing by Lender) upon all of the assets of such Subsidiaries, (C) related Uniform Commercial Code Financing Statements, and (D) such other agreements, documents and instruments as Lender may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing Indebtedness of such new Subsidiaries to Lender, and (ii) Timet shall (A) execute and deliver to Lender, in form and substance satisfactory to Lender, a pledge and security agreement granting to Lender a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of such Subsidiaries, and (B) deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company) together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company in which such interests are certificated, or otherwise take such actions as Lender shall require with respect to the perfection of Lender's security interests therein), (iii) the aggregate amount of all loans, advances, capital contributions or other investments or payments by Timet to, or for the acquisition of, such Subsidiaries or otherwise in connection therewith, together with the aggregate amount of all loans or investments made which are permitted under clause (e) below, shall not in the aggregate exceed $10,000,000, (iv) in the case of loans and advances, the original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans and advances shall be delivered, or caused to be delivered, to Lender, at Lender's option, together with an appropriate endorsement and with full recourse to the payee thereof, (v) as of the date of any such loan, advance, capital contribution or other investment or payment by Timet to, or for the acquisition of, such Subsidiaries or otherwise in connection therewith and after giving effect thereto, the Excess Availability for each of the immediately preceding thirty (30) consecutive days shall have been not less than $25,000,000, and as of the date of any such loan, advance, capital contribution or other investment or payment by Timet to or for the acquisition of such Subsidiaries or otherwise in connection therewith and after giving effect thereto, the Excess Availability shall be not less than $25,000,000 and (vi) Lender shall have received (A) not less than ten (10) Business Days prior written notice of the formation or acquisition of such Subsidiaries and such information with respect thereto as Lender may request, and (B) true, correct and complete copies of all agreements, documents and instruments relating thereto;

               (e) loans of money or property (other than Collateral) by Timet to any Person or investment by TIMET BY CAPITAL CONTRIBUTION IN ANY PERSON WHICH IS NOT OTHERWISE PERMITTED ABOVE; PROVIDED, THAT, as to any such loans or investments, each of the following conditions is satisfied as determined by Lender (except as Lender may otherwise agree): (i) the Person receiving such loan or investment is engaged in a business related, ancillary or complimentary to the businesses of Borrowers as conducted on the date hereof, (ii) the total amount of any such loans or investments, together with the aggregate amount of all loans, advances, capital contributions or other investments or payments by Timet to, or for the acquisition of, all Subsidiaries permitted to be formed pursuant to clause (d) above or otherwise in connection therewith, shall not exceed $10,000,000 in the aggregate, (iii) as of the date of any such loan or investment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (iv) in the case of an investment by capital contribution, at Lender's option, the original of any stock or other instrument evidencing such capital contribution shall be promptly delivered to Lender, together with such stock power, assignment or endorsement as Lender may request, and promptly upon Lender=s request, Timet shall execute and deliver to Lender in form and substance satisfactory to Lender, a pledge and security agreement granting to Lender a first pledge of and lien on all of the issued and outstanding shares of such stock, (v) in the case of loans of money or property, the original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans shall be delivered, or caused to be delivered, to Lender, at Lender's option, together with an appropriate endorsement and with full recourse to the payee thereof, (vi) as of the date of any loan or investment and after giving effect thereto, the Excess Availability for each of the immediately preceding thirty (30) consecutive days shall have been not less than $25,000,000, and as of the date of any such loan or investment and after giving effect thereto, the Excess Availability shall be not less than $25,000,000 and (vii) Lender shall have received (A) not less than ten
(10) Business Days prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Lender may request;

               (f) stock or obligations issued to any Borrower or Restricted Subsidiary by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to any Borrower or Restricted Subsidiary in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a COMPOSITION OR READJUSTMENT OF THE DEBTS OF SUCH PERSON; PROVIDED, THAT, prior to an Event of Default, if the amount or value thereof is greater than $100,000, or the amount or value of all of such stock and instruments in the aggregate is greater than $250,000, and after an Event of Default, regardless of the amount or value thereof, the original of any such stock or instrument evidencing such obligations to a Borrower, Guarantor or any Restricted Subsidiary shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by such Borrower or as Lender may request;

               (g) obligations of account debtors to any Borrower or Restricted Subsidiary arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower OR RESTRICTED SUBSIDIARY, AS THE CASE MAY BE; PROVIDED, THAT, prior to an Event of Default, if the amount of such note is greater than $100,000, or the amount of all of such notes in the aggregate is greater than $250,000 and after an Event of Default, regardless of the amount thereof, promptly upon the receipt of the original of any such promissory note by a Borrower to a Borrower, Guarantor or any Subsidiary incorporated in the United States of America, such promissory note shall be endorsed to the order of Lender by such Borrower to a Borrower, Guarantor or any Subsidiary incorporated in the United States of America and promptly delivered to Lender as so endorsed;

               (h) capital contributions by Timet to TIMET Colorado Corporation the proceeds of which are used by TIMET Colorado Corporation to make a substantially contemporaneous loan to officers or former officers of Timet the proceeds of which are used by such officers or former officers solely for the purpose of purchasing COMMON STOCK OF TIMET OR BUCS; PROVIDED, THAT, except as Lender may otherwise agree, (i) the aggregate amount of such loans outstanding at any time shall not exceed $5,000,000, except that Timet shall not make any such loans that would cause the outstanding amount thereof to exceed $2,000,000 in the aggregate unless as of the date of any such loan and after giving effect thereto, the Excess Availability for each of the immediately preceding thirty
(30) consecutive days shall have been not less than $25,000,000 and as of the date of any such loan and after giving effect thereto, the Excess Availability shall be not less than $25,000,000 and (ii) any repayment of such loans from or on behalf of such officers or former officers received by TIMET Colorado Corporation shall be promptly paid as dividends to Timet;

               (i) loans and advances by any Borrower or any Restricted Subsidiary to employees of such Borrower or Restricted Subsidiary not to exceed the principal amount of $1,000,000 in the aggregate at any time outstanding for:
(i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Restricted Subsidiary and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

               (j) loans or advances of money or property to any person, or investments in any person (by capital contribution, dividend or otherwise) or the purchase or repurchase of Capital Stock or Indebtedness of any person, in each case to the extent it may be permitted under Section 9.7, Section 9.9 or
Section 9.11 hereof;

               (K) CAPITAL CONTRIBUTIONS BY TIMET TO THT AFTER THE DATE HEREOF, PROVIDED, THAT, as of the date of such capital contribution and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

               (l) capital contributions after the date hereof by Timet to any Restricted Subsidiary, the proceeds of which are used to pay actual and necessary out-of-pocket administrative and operating expenses of such Restricted Subsidiary in the ordinary course of business in connection with its business as currently conducted as of the date hereof (including lease payments, insurance, franchise and other taxes and similar ITEMS), PROVIDED, THAT, except as Lender may otherwise agree, at any time, the aggregate amount of all such capital contributions by Timet to all Restricted Subsidiaries in the then current year, together with the aggregate amount of loans or advances by Timet to all Restricted Subsidiaries outstanding at such time used for the payment of such items, shall not exceed $5,000,000;

               (m) capital contributions after the date hereof by Timet to any Restricted Subsidiary (other than capital contributions the proceeds of which are used for the payment of items described in clause (l) ABOVE), PROVIDED, THAT, except as Lender may otherwise agree, (i) at any time, the aggregate amount of all such capital contributions by Timet to all Restricted Subsidiaries in the then current year, together with the aggregate amount of loans or advances by Timet to all Restricted Subsidiaries outstanding at such time (other than those used for the payment of the items described in clause (1) above), shall not exceed $5,000,000, (ii) as of the date of such capital contribution and after giving effect thereto, the Excess Availability for each of the immediately preceding thirty (30) consecutive days shall have been not less than $25,000,000, (iii) as of the date of such capital contribution and after giving effect thereto, the Excess Availability shall have been not less than $25,000,000, and (iv) as of the date of such capital contribution and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

               (N) THE LOANS,  ADVANCES  AND  INVESTMENTS  SET FORTH ON SCHEDULE
9.10 HERETO; PROVIDED, THAT, as to such loans, advances and investments, (i) Borrowers and Restricted Subsidiaries shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect the terms of such loans, advances and investments or any agreement, document or instrument related thereto and (ii) Borrowers and Restricted Subsidiaries shall furnish to Lender all notices or demands in connection with such loans, advances and investments either received by a Borrower or Restricted Subsidiary or on its behalf, promptly after the receipt thereof, or sent by a Borrower or Restricted Subsidiary or on its behalf, concurrently with the sending thereof, as the case may be.

         9.11 DIVIDENDS AND REDEMPTIONS9.11DIVIDENDS AND REDEMPTIONS. Each Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of such Borrower or Restricted Subsidiary now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the FOREGOING, EXCEPT, THAT:

               (a) any Restricted Subsidiary of a Borrower may pay dividends to such Borrower or another Restricted Subsidiary and any Restricted Subsidiary may redeem or repurchase any of its Capital Stock by making payments to a Borrower or if such Restricted Subsidiary is a Subsidiary of a Guarantor, by making payments to such Guarantor;

               (B) THT MAY PAY DIVIDENDS TO TIMET, PROVIDED, THAT, as to any such dividend, (i) such payment shall be made with funds legally available therefor, (ii) such dividend shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which a Borrower is a party or by which a Borrower or its property are bound, and (iii) as of the date of such dividend and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

               (c) Timet may make payments with respect to stock option plans (including restricted stock plans) and stock appreciation rights programs of Timet and repurchase options for common stock (and including restricted stock) upon the termination of employment, death, permanent disability or retirement of its employees, MANAGEMENT OR CONSULTANTS, PROVIDED, THAT, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Timet is a party or by which Timet or its property are bound, and (iv) the aggregate amount of all payments for such repurchases in any fiscal year shall not exceed $250,000;

               (d) Timet may purchase fractional interests in shares of its Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, in an amount not to exceed $200,000 in any fiscal year of Timet;

               (e) Timet may exchange any class or series of its Capital Stock for another class or series of Capital Stock of Timet (other than (i) stock which is redeemable at the option of the holder thereof or which provides for any mandatory redemption or similar terms by Timet or (ii) stock which may be exchanged or converted into either Indebtedness or into other stock which is redeemable at the option of the holder thereof or which PROVIDES FOR ANY MANDATORY REDEMPTION), PROVIDED, THAT, Timet is permitted to issue such other class or series of Capital Stock pursuant to Section 9.7 hereof;

               (f) Timet may exchange Capital Stock for BUCS to the extent permitted in Section 9.9(d) hereof; and

               (g) the Trust may make distributions in respect of the BUCS to the extent permitted or required under the Amended and Restated Declaration of Trust, dated as of November 20, 1996, for the Trust as in effect on the date hereof.

         9.12 TRANSACTIONS WITH AFFILIATES9.12 TRANSACTIONS WITH AFFILIATES. Each Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly,

               (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Restricted Subsidiary's business and either:
(i) upon fair and reasonable terms no less favorable to such Borrower or Restricted Subsidiary than such Borrower or Restricted Subsidiary would obtain in a comparable arm's length transaction with a person that is not an Affiliate or (ii) upon fair and reasonable terms consistent with the current practices of such Borrower or Restricted Subsidiary as of the date hereof or (iii) in accordance with the terms of the agreements listed on Schedule 9.12 hereto, as such agreements are in effect on the date hereof, or on substantially consistent terms and in any event, consistent or substantially consistent with the current practices of the parties thereto as of the date hereof (provided, that, LENDER SHALL HAVE RECEIVED TRUE, CORRECT AND COMPLETE COPIES OF SUCH AGREEMENTS), PROVIDED, THAT, this Section 9.12(a) shall not apply to any transaction between Borrowers and Restricted Subsidiaries otherwise permitted under any provision of this Agreement other than sales of Inventory by any Borrower to a Restricted Subsidiary, or

               (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrowers except (i) compensation, directors' fees, tax equalization payments, housing allowances, relocation expenses, expense reimbursement payments, severance payments and similar payments to officers, employees and directors in respect of services rendered to Borrowers, or their respective Subsidiaries in the ordinary course of business consistent with the practices of Borrowers and such Subsidiaries as of the date hereof, (ii) a Borrower or Restricted Subsidiary may repay the Indebtedness of such Borrower or Restricted Subsidiary to the other Borrower or Restricted Subsidiary arising pursuant to loans made by such other Borrower or Restricted Subsidiary permitted under Section 9.8 hereof to the extent permitted thereunder, (iii) any Subsidiary of Timet may make payments to Timet for information technology, telecommunication services, legal, accounting, insurance (including premiums for such insurance), marketing, payroll and similar types of services paid for by Timet or as the same may be attributable to any such Subsidiary, (iv) any Subsidiary of Timet may make payment to Timet pursuant to the tax sharing arrangements among Timet and its Subsidiaries, (v) payment of management, consulting or other fees for management or similar services in accordance with the agreements listed on Schedule 9.12 hereto, as such agreements are in effect on the date hereof, or on substantially consistent terms and in any event, consistent or substantially consistent with the current practices of the parties thereto as of the date hereof, and (vi) the payment of fees by Borrowers and the Restricted Subsidiaries to TFMC in connection with the LOANS PROVIDED BY TFMC TO ANY BORROWER OR RESTRICTED SUBSIDIARY, PROVIDED, THAT, any fees so paid to TFMC are promptly used to make loans, dividends, capital contributions or other payments to a Borrower.

         9.13 ADDITIONAL BANK ACCOUNTS9.13 ADDITIONAL BANK ACCOUNTS. Each Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.10 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by such Borrower or Restricted Subsidiary to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

         9.14 COMPLIANCE WITH ERISA9.14 COMPLIANCE WITH ERISA. Each Borrower shall and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which reasonably could subject such Borrower or such ERISA Affiliate to a material tax or penalty or other material liability on prohibited transactions imposed under
Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation in excess of $250,000.

         9.15 END OF FISCAL YEARS; FISCAL QUARTERS9.15 END OF FISCAL YEARS; FISCAL QUARTERS. Each Borrower shall, for financial reporting purposes, cause its, and each of its Subsidiaries= (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on or about March 31, June 30, September 30 and December 31 of each year.

         9.16  CHANGE IN BUSINESS9.16 CHANGE IN BUSINESS.

               (a) Timet and the Restricted Subsidiaries shall not engage in any business other than the businesses of Timet and its Restricted Subsidiaries on the date hereof and any businesses reasonably related, ancillary or complimentary to the businesses in which Timet and its Restricted Subsidiaries are engaged on the date hereof.

               (b) TIMET Real Estate Corporation shall not engage in any business or commercial activity or own or hold any material assets or properties other than the undeveloped vacant land consisting of approximately 54.5603 acres located in Hamblen County, Tennessee, which it owns as of the date hereof and such activities and assets as are incidental to the ownership of such land. TIMET Colorado Corporation shall not engage in any business or commercial activity or own or hold any assets or properties, other than the making of loans to employees or former employees of Timet the proceeds of which are used solely for the purchase by such employee or former employee of Capital Stock of Timet or BUCS consistent with the current policies and practices of TIMET Colorado Corporation as of the date hereof (and solely to the extent permitted herein) and such activities as are incidental to the making of such loans. TMCA International, Inc. shall not engage in any business or commercial activity or own or hold any assets or properties other than the Capital Stock of Loterios SpA that it owns as of the date hereof, which upon the liquidation or dissolution of TMCA International, Inc. (to the extent permitted hereunder) shall be transferred and assigned to Timet and promptly thereafter transferred and assigned to Timet UK Limited or one of its Subsidiaries. TFMC shall not engage in any business or commercial activity or own or hold any assets or properties other than the SMC Stock and the Indebtedness owing by certain Subsidiaries of Timet to TFMC as set forth on Schedule 9.9 hereof or arising after the date hereof (to the extent such INDEBTEDNESS IS PERMITTED HEREUNDER), PROVIDED, THAT, any funds received by TFMC in respect of such Indebtedness shall be promptly used by TFMC to make loans, dividends, capital contributions or other payments to a Borrower (in each case to the extent permitted hereunder). Timet Millbury Corporation shall not engage in any business or commercial activity or own or hold any material assets or properties other than the Capital Stock of Timet Castings Corporation and certain existing owned equipment located in Millbury, Massachusetts as of the date hereof.

         9.17 LIMITATION OF RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES9.17 LIMITATION OF RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. Each Borrower shall not, directly, or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction which prohibits or limits the ability of any Restricted Subsidiary of such Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or any Restricted Subsidiary of such Borrower; (b) make loans or advances to such Borrower or any Restricted Subsidiary of such Borrower, or (c) transfer any of its properties or assets to such Borrower or any Restricted Subsidiary of such Borrower (other than any restrictions contained in security agreements related to secured Indebtedness permitted under this Agreement limiting the transfer of the collateral subject to such security agreements), other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting transfer or assignment of a contract, or subletting or assignment of any lease governing a leasehold interest of such Borrower or Restricted Subsidiary, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or its Restricted Subsidiary, (v) any agreement relating to permitted Indebtedness incurred by a Restricted Subsidiary of such Borrower prior to the date on which such Restricted Subsidiary was acquired by such Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in EXISTENCE ON THE DATE HEREOF; PROVIDED, THAT, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

         9.18 ADJUSTED NET WORTH9.18 ADJUSTED NET WORTH. At any time on and after Excess Availability (which for purposes of this Section 9.18 shall be determined without regard to the Maximum Credit) is equal to or less than $35,000,000, Timet shall, at all times, maintain Adjusted Net Worth of not less than $347,000,000.

         9.19 AFTER ACQUIRED REAL PROPERTY9.19 AFTER ACQUIRED REAL PROPERTY. If a Borrower hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than $1,000,000 (or if an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Lender, or duties or obligations of such Borrower, upon Lender's request, such Borrower shall execute and deliver to Lender a mortgage, deed of trust or deed to secure debt, as Lender may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Lender and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Lender a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Lender) and such other agreements, documents and instruments as Lender may require in connection therewith.

         9.20 COSTS AND EXPENSES9.20 COSTS AND EXPENSES. Borrowers shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);
(b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked
Accounts, together with Lender's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and a Borrower's operations, plus a per diem charge at the rate of $650 per person per day for Lender's examiners in the field and office; and (g) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.21 FURTHER ASSURANCES9.21 FURTHER ASSURANCES. At the request of Lender at any time and from time to time, each Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of a Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES
SECTION 10.   EVENTS OF DEFAULT AND REMEDIES

         10.1 EVENTS OF DEFAULT10.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

               (a) (i) any Borrower fails to pay any of the Obligations within three (3) days after the due date thereof or (ii) any Borrower or Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.6, 9.14, 9.15, 9.16, 9.17, 9.19 or 9.20 of this Agreement and such failure shall continue for ten (10) days; PROVIDED, THAT, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant or (iii) any Borrower or Obligor fails to perform, or otherwise breaches or violates, any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements (or any other default under any of the other Financing Agreements shall occur), other than those DESCRIBED IN SECTIONS
10.1(A)(I) AND 10.1(A)(II) ABOVE, PROVIDED, THAT, without limiting the obligation of Borrowers to notify Lender of any such event under Section 9.6(b) hereof, any such failure, breach or violation described in Section 10.1(a)(ii) or this Section 10.1(a)(iii) shall only constitute an Event of Default at Lender's option upon notice at any time by Lender to Timet that Lender deems such failure, breach or violation to constitute an Event of Default;

               (b) any representation, warranty or statement of fact made by a Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

               (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

               (d) any judgment for the payment of money is rendered against a Borrower or any Obligor in excess of $2,500,000 in any one case or in excess of $5,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against a Borrower or any Obligor or any of their assets;

               (e) any Borrower or Obligor dissolves or suspends or discontinues doing business (except to the extent permitted under this Agreement);

               (f) any Borrower or Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

               (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five
(45) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

               (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Obligor or for all or any part of its property;

               (i) any default by any Borrower or Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Lender (including the Subordinated Debenture Agreements), or any Capital Leases, contingent Indebtedness in connection with any guarantee (including the BUCS Guarantee), letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $5,000,000;

               (j) the failure of Timet UK Limited to make any payment under the financing arrangements of Timet UK Limited with Lloyds TSB Bank plc when due or any other default under the financing arrangements of Timet UK Limited with Lloyds TSB Bank plc which results in any notice thereof by or on behalf of Lloyds TSB Bank plc to Timet UK Limited or any agent or representative of Timet UK Limited or the acceleration of the Indebtedness or other obligations of Timet UK Limited under such financing arrangements;

               (k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of a Borrower in an aggregate amount in excess of $2,500,000;

               (l)   any Change of Control;

               (m) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of a Borrower of which a Borrower or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings by any Governmental Authority against such Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral or (ii) any other property of Borrower which is necessary or material to the conduct of its business; or

               (n) there shall be a material adverse change in the business, assets or financial condition of Timet and its Restricted Subsidiaries taken as a whole after the date hereof.

         10.2  REMEDIES.2 REMEDIES.

               (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by a Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

               (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all OBLIGATIONS AND DEMAND IMMEDIATE PAYMENT THEREOF TO LENDER (PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of a Borrower, which right or equity of redemption is hereby expressly waived and released by a Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to a Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required.

               (c) For the purpose of enabling Lender to exercise the rights and remedies hereunder, each Borrower hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrowers) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by such Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

               (d) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Each Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

               (e) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to a Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to a Borrower.

SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

               (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas (without giving effect to principles of conflicts of law), except as otherwise expressly provided in the Mortgages.

               (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the District Court of the State of Texas and the United States District Court for the Northern District of Texas and WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against a Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against a Borrower or its property).

               (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon a Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against such Borrower for the amount of the claim and other relief requested.

               (d) BORROWERS AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               (e) Lender shall not have any liability to a Borrower (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 WAIVER OF NOTICES11.2 WAIVER OF NOTICES. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on a Borrower which Lender may elect to give shall entitle such Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3 AMENDMENTS AND WAIVERS.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of a Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 WAIVER OF COUNTERCLAIMS.4 WAIVER OF COUNTERCLAIMS. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 INDEMNIFICATION.5 INDEMNIFICATION. Each Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel, except for losses, claims, damages, liabilities, costs and expenses as a result of the gross negligence or wilful misconduct of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.   TERM OF AGREEMENT; MISCELLANEOUS
SECTION 12.   TERM OF AGREEMENT; MISCELLANEOUS

         12.1  TERM   12.1     TERM.

               (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrowers may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least ninety (90) days prior written notice and in addition, Borrowers may, at any time, upon ten (10) BUSINESS DAYS PRIOR WRITTEN NOTICE TO LENDER, TERMINATE THIS AGREEMENT; PROVIDED, THAT, in each case, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Dallas time.

               (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge a Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

               (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, each Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:



                                   AMOUNT                                    PERIOD

                      ----------------------------------


           (i)        One (1%) percent of                From the date hereof to and including the
                      the Maximum Credit                 first anniversary of the date hereof

                      ----------------------------------

           (ii)       One-half (1/2%) percent            From the first anniversary of the date hereof
                      of the Maximum Credit              to and including the second anniversary of the

                                                         date hereof

                      ----------------------------------

           (iii)      One-quarter (1/4%) of              From the second anniversary of the date hereof
                      the Maximum Credit                 to but not including the third anniversary of

                                                         the date hereof.


Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to a Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

               (d) Notwithstanding anything to contrary contained in Section 12.1(c) above, in the event of the termination of this Agreement by Borrowers prior to the end of the then current term or renewal term of this Agreement and the full and final repayment of all of the Obligations and the receipt by Lender of cash collateral all as provided in Section 12.1(c) with the proceeds of initial loans and advances to Borrowers pursuant to a revolving credit facility provided by First Union National Bank or its Affiliates (or for which First Union National Bank is acting as agent) to Borrowers to replace the financing arrangements provided for herein, and as to which Lender shall not be acting on behalf of First Union National Bank, Borrowers shall not be required to pay the early termination fee provided for above.

               (e) Notwithstanding anything to the contrary contained in Section 12.1(c) above, in the event that Lender shall decrease the percentages applicable to Eligible Accounts or Eligible Inventory set forth in the definition of the term Borrowing Base pursuant to Section 2.1(b) hereof and/or shall establish new Reserves after THE DATE HEREOF PURSUANT TO SECTION 1.82 HEREOF (OTHER THAN THE RESERVES SET FORTH ON EXHIBIT C HERETO, PROVIDED, THAT, any increase in the amount of the Reserves set forth in Exhibit C shall not be considered a new Reserve), such that after giving effect to such decrease in the percentages and/or the establishment of such new Reserves the amount of the Borrowing Base immediately after giving effect thereto is decreased by more than twelve (12%) percent of the Maximum Credit from the amount of the Borrowing Base immediately prior to giving effect to such decrease and/or Reserves, then Borrowers may terminate this Agreement and shall not be required to pay an early termination fee if each of the following conditions is satisfied: (i) Borrowers shall have notified Lender of their intention to terminate this Agreement within thirty (30) days of the earlier of (A) such decrease in such percentages and/or establishment of such Reserves or (B) the date of the notice by Lender to Timet of Lender's intention to so decrease the percentages or establish such Reserves,
(ii) Lender shall have received full and final repayment of all Obligations and cash collateral as provided in Section 12.1(a) above within one hundred twenty
(120) days after the date of the receipt by Lender of the notice from Borrowers to Lender of the intention of Borrowers to terminate this Agreement as a result of such decrease in percentages or establishment of such Reserves, (iii) Lender shall not have sent any notice of its intention to terminate this Agreement in accordance with its rights hereunder, and (iv) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

               (f) Notwithstanding anything to the contrary contained in Section 12.1(c) above, in the event that Participants with interests in the Loans, either singly or in the aggregate, which exceed twenty-five (25%) percent of the Maximum Credit shall only be able to provide funds to be used for Prime Rate Loans as a result of events described in Sections 3.6(a)(i) or 3.6(a)(ii) hereof, and as a result Eurodollar Rate Loans which would otherwise be available to Borrowers are converted to Prime Rate Loans and thereafter Eurodollar Rate Loans for more than twenty-five (25%) percent of all outstanding Loans are not available for a period of more than thirty (30) days, then Borrowers may terminate this Agreement and shall not be required to pay an early termination fee if each of the following conditions is satisfied: (i) Borrowers shall have notified Lender of their intention to terminate this Agreement within thirty
(30) days after the end of the thirty (30) day period referred to above, (ii) Lender shall have received full and final repayment of all Obligations and cash collateral as provided in Section 12.1(a) above within one hundred twenty (120) days after the date of the receipt by Lender of the notice from Borrowers to Lender of the intention of Borrowers to terminate this Agreement as a result of such conversion of Eurodollar Rate Loans and the continuing lack of availability thereof, (iii) the events described in Section 3.6(a)(i) and 3.6(a)(ii) are not applicable generally to banks and other financial institutions comparable to Lender and/or Reference Bank in the United States, (iv) Lender shall not have sent any notice of its intention to terminate this Agreement in accordance with its rights hereunder, and (v) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

         12.2  INTERPRETATIVE PROVISIONS  12.2  INTERPRETATIVE PROVISIONS.

               (a) All terms  used  herein  which are  defined  in  Article 1 or
Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement.

               (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

               (c) All references to a Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

               (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (e) The word "including" when used in this Agreement shall mean "including, without limitation".

               (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

               (g) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrowers most recently received by Lender prior to the date hereof.

               (h) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

               (i) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

               (j)  The  captions  and  headings  of  this   Agreement  are  for
convenience of reference only and shall not affect the interpretation of this Agreement.

               (k) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

               (l) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

       12.3 NOTICES 12.3NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrowers at their chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram, facsimile transmission, or electronic mail, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

       12.4 PARTIAL INVALIDITY 12.4 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      12.5 SUCCESSORS 12.5 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Timet, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender HEREUNDER, EXCEPT AS OTHERWISE PROVIDED BY THE TERMS OF SUCH ASSIGNMENT OR PARTICIPATION, PROVIDED, THAT, Lender shall not assign (or sell participations in) the financing arrangements provided for herein so that the interests of Lender for its own account are less than the lesser of $20,000,000 or twenty-five (25%) percent of the Maximum Credit, or sell participations to more than twelve (12) Participants or sell participations where the maximum AMOUNT OF THE PARTICIPANT=S INTEREST IS LESS THAN $5,000,000, EXCEPT THAT, notwithstanding the foregoing, Lender may assign or sell participations without such limitations (a) to any of its present and future Subsidiaries or Affiliates or (b) upon the merger, consolidation, sale, transfer or other disposition of all or any substantial portion of its business, loan portfolio or other assets or (c) at any time after an Event of Default shall exist or have occurred or (d) with the consent of Timet, which shall not be unreasonably withheld, delayed or conditioned,

         12.6  CONFIDENTIALITY    12.6    CONFIDENTIALITY.

               (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public INFORMATION SUPPLIED TO IT BY BORROWERS OR GUARANTORS PURSUANT TO THIS AGREEMENT, PROVIDED, THAT, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party,
(iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 12.6, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

               (b) In no event shall this Section 12.6 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by a Borrower or any third party without breach of this Section 12.6 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than a Borrower or a Guarantor, (iii) require Lender to return any materials furnished by Borrowers to Lender or (iv) PREVENT LENDER FROM RESPONDING TO ROUTINE INFORMATIONAL REQUESTS IN ACCORDANCE WITH THE CODE OF ETHICS FOR THE EXCHANGE OF CREDIT INFORMATION promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.6 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

       12.7 PARTICIPANT'S SECURITY INTEREST 12.7 PARTICIPANT'S SECURITY INTEREST. If any Participant shall at any time participate with Lender in the Loans, Letter of Credit Accommodations or other Obligations, each Borrower hereby grants to such Participant and such Participant shall have and is hereby given, a continuing lien on and security interest in any money, securities and other property of such Borrower in the custody or possession of such Participant, including the right of setoff, to the extent of the Participant=s participation in the Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct lender.

12.8 PARTIAL  RELEASES OF COLLATERAL  BY LENDER FOR PERMITTED
SALES OR OTHER  DISPOSITION
12.8  PARTIAL  RELEASES OF  COLLATERAL BY LENDER FOR PERMITTED
SALES OR OTHER DISPOSITION.

               (a) To the extent of any sale or other disposition of any assets or properties of a Borrower or Restricted Subsidiary permitted under Section 9.7 hereof, so long as each of the conditions to any such sale as set forth in the applicable clauses of Section 9.7 are satisfied as determined by Lender, as to each such sale, Lender shall promptly upon the written request of Timet, at the expense of Borrowers, execute and deliver to Timet such partial releases, in form and substance reasonably satisfactory to Lender, to evidence the release of any such assets so sold or otherwise disposed of by such Borrower or Restricted Subsidiary from the security interests granted by such Borrower or Restricted Subsidiary to Lender under this Agreement, such release to only be effective upon the consummation of such sale or other disposition and the satisfaction of each of the conditions with respect thereto set forth herein.

               (b) Upon the written request of Timet, Lender shall, at the expense of Borrowers, execute and deliver to Timet an authorization and request for partial reconveyance in customary and appropriate form (including a provision that no obligations are deemed to have been paid or satisfied) to release from the Mortgage with respect to the Real Property in Henderson, Nevada the portion of parcel 6 on the vicinity map included in Schedule 1.99 hereto constituting Treco Property upon the receipt by Lender of evidence, in form and substance satisfactory to Lender, that all applicable laws and regulations have been complied with in order to permit the legal and valid transfer of such portion of parcel 6 by Timet to Treco LLC. Concurrently with the request for partial reconveyance, including mutual obligations of repair and maintenance, of such property or at any time thereafter, upon Timet=s request, Lender will (i) consent to the grant by Timet to Treco LLC of a non-exclusive right of access and use or easement for the use of the portion of the Real Property of Timet located in Henderson, Nevada described as parcel 5 on the vicinity map included in Schedule 1.99 hereto for access to the portion of parcel 6 constituting Treco Property and (ii) execute and deliver to Timet a subordination of the interest of Lender in the property subject to such easement.

      12.9 ENTIRE AGREEMENT 12.9 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

    12.10  NONAPPLICABILITY  OF CHAPTER 346; SELECTION OF OPTIONAL INTEREST RATE
CEILINGS     12.10  NONAPPLICABILITY  OF CHAPTER  346;  SELECTION  OF  OPTIONAL
INTEREST RATE CEILINGS. Borrowers, Guarantors and Lender hereby agree that, except for Section 346.004 thereof, the provisions of Chapter 346 of the Texas Finance Code (Vernon=s Texas Code Annotated), as amended from time to time (as amended, the ATexas Finance Code@) shall not apply to this Agreement or any of the other Financing Agreements. To the extent that any of the optional interest rate ceilings provided in Chapter 303 of the Texas Finance Code may be available for application to any loan(s) or extension(s) of credit under this Agreement for the purpose of determining the maximum allowable interest hereunder pursuant to the Texas Finance Code, the applicable Amonthly ceiling@ (as such term is defined in Chapter 303 of the Texas Finance Code) from time to time in effect shall be used to the extent that it is so available, and if such Amonthly ceiling@ at any time is not so available then the applicable Aweekly ceiling@ (as such term is defined in Chapter 303 of the Texas Finance Code) from time to time in effect shall be used to the extent that it is so available.

   12.11 DTPA WAIVER 12.11 DTPA WAIVER. BORROWERS AND GUARANTORS HEREBY WAIVE ALL PROVISIONS OF THE DECEPTIVE TRADE PRACTICES -- CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE ANN. ' 17.41 ET SEQ. AND EXPRESSLY WARRANTS AND REPRESENTS THAT BORROWERS AND GUARANTORS EACH (a) HAVE KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BORROWERS TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION, (b) ARE NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, AND (c) HAVE BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

      12.12 ORAL AGREEMENTS INEFFECTIVE 12.12 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Lender and Borrowers have caused these presents to be duly executed as of the day and year first above written.

LENDER                                       BORROWERS

CONGRESS FINANCIAL CORPORATION (SOUTHWEST)   TITANIUM METALS CORPORATION

BY: /S/ KEN SANDS                            BY: /S/ J. THOMAS MONTGOMERY, JR.

TITLE: EXECUTIVE V.P.                        TITLE: V.P. FINANCE



 ADDRESS:                                    CHIEF EXECUTIVE OFFICE:

                                             1999 Broadway

1201 Main Street                             Denver, Colorado 80202
Dallas, Texas  75202

                                             TITANIUM HEARTH TECHNOLOGIES, INC.

                                             BY: /S/ J. THOMAS MONTGOMERY, JR.

                                             TITLE:V.P. FINANCE

                                             CHIEF EXECUTIVE OFFICE:

                                             900 Hemlock Drive
                                             Morgantown, Pennsylvania  19543

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